UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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CITIZENS FINANCIAL GROUP, INC.

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Notice of

2017 Annual Meeting

of Stockholders and

Proxy Statement

LETTER FROM THE CHAIRMAN AND CHIEF EXECUTIVE OFFICER

March 7, 2017

Dear Stockholder,

We recently completed our second year as a fully independent, publicly traded company and I am pleased to invite you to attend our annual meeting of stockholders to be held on Thursday, April 27, 2017, at 9:00 a.m. Eastern Time, at our headquarters located at One Citizens Plaza, Providence, Rhode Island 02903. You’ll find the matters scheduled for consideration at the meeting described in detail in the following 2017 Notice of Annual Meeting of Stockholders and Proxy Statement. If you owned shares of our stock as of March 3, 2017, we encourage you to vote on these matters.

In order to accommodate those attending, we ask that you please mark your enclosed proxy card to let us know of your plans to attend. Registration and seating will begin at 8:00 a.m. Eastern Time and we will ask you to sign an admittance card and present valid picture identification. If you held your shares in a brokerage account please be sure to bring a copy of a brokerage statement that shows you held shares as of March 3, 2017. Cameras and recording devices will not be permitted at the meeting.

We furnish our proxy materials to stockholders on the internet at www.edocumentview.com/CFG in order to provide you with the information you need in an expedited manner while significantly lowering the costs of delivery and reducing the environmental impact of our annual meeting. You will receive a notice with instructions for accessing the proxy materials and voting via the Internet in addition to information about how to obtain paper copies of our proxy materials if you would prefer.

Your vote is important and whether or not you plan to attend the meeting, we encourage you to access electronic voting via the Internet or utilize the automated telephone voting feature as described on your enclosed proxy card, or you may sign, date and return the proxy card in the envelope provided. You may also vote in person if you plan to attend the annual meeting.

On behalf of our board of directors, we thank you for your support of Citizens Financial Group, Inc.

Sincerely,

Bruce Van Saun

Chairman of the Board

and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON APRIL 27, 2017

To the Stockholders of Citizens Financial Group, Inc.:

NOTICE IS HEREBY GIVEN that the annual meeting of stockholders (the “Annual Meeting”) of Citizens Financial Group Inc., a Delaware corporation (the “Company”), will be held on April 27, 2017, at 9:00 a.m. Eastern Time, at the Company’s headquarters located at One Citizens Plaza, Providence, Rhode Island 02903 for the following purposes:

1.	The election of the twelve directors named in the accompanying proxy statement to serve until the 2018 annual meeting or until their successors are duly elected and qualified;

2.	Advisory vote to approve the Company’s executive compensation, commonly referred to as a “say on pay” vote;

3.	Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal year 2017; and

4.	The transaction of such other business as may properly come before the Annual Meeting or any reconvened meeting following any adjournment or postponement thereof.

Stockholders of record at the close of business on March 3, 2017 are entitled to notice of, and to vote at, the Annual Meeting. We are first sending this proxy statement and the enclosed proxy form to stockholders on or about March 17, 2017.

Our board of directors recommends that you vote FOR the election of each of the director nominees named in Proposal No. 1 of the proxy statement, FOR, on an advisory basis, the Company’s executive compensation as described in Proposal No. 2 of the proxy statement, and FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm as described in Proposal No. 3 of the proxy statement.

For our Annual Meeting, we have elected to use the Internet as the primary means of providing our proxy materials to stockholders. We will send to these stockholders of record a Notice of Internet Availability of Proxy Materials (the “Notice”) with instructions for accessing the proxy materials, including our proxy statement and annual report, and for voting via the Internet. The Notice provides the information above and also provides information on how stockholders may obtain paper copies of our proxy materials free of charge. Electronic delivery of our proxy materials significantly reduces our printing and mailing costs and the environmental impact of circulating our proxy materials. The Notice also provides information on how to vote, including how to attend the meeting and vote in person.

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You are cordially invited to attend the Annual Meeting, but whether or not you expect to attend in person, you are urged to mark, date and sign your proxy card and return it by mail or follow the alternative voting procedures described in the Notice or the proxy card.

BY ORDER OF THE BOARD OF DIRECTORS

Robin S. Elkowitz
Executive Vice President, Deputy General Counsel and Secretary

Stamford, Connecticut

March 7, 2017

Important notice regarding the availability of proxy materials for the Annual Meeting of Stockholders to be held on April 27, 2017:

This notice of the Annual Meeting of Stockholders, the accompanying proxy statement and our 2016 annual report to stockholders will be available at www.edocumentview.com/CFG commencing on or about March 17, 2017.

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2017 PROXY STATEMENT SUMMARY

This summary highlights information contained elsewhere in this proxy statement. This summary does not contain all of the information that you should consider, and you should read the entire proxy statement carefully before voting.

2017 ANNUAL MEETING INFORMATION

Date and Time:	April 27, 2017, at 9:00 a.m. Eastern Time.

Place:	One Citizens Plaza, Providence, Rhode Island 02903.

Record Date:	March 3, 2017.

Voting:	Holders of common stock are entitled to one vote per share.

Admission:	To attend the meeting in person you will need proof of your share ownership as of the record date and a form of government-issued photo identification.

Date of Mailing:	A Notice of Internet Availability of Proxy Materials (the “Notice”) or this proxy statement is first being mailed to stockholders on or about March 17, 2017.

MATTERS TO BE VOTED ON AT THE 2017 ANNUAL MEETING

PROPOSAL 1	BOARD VOTE RECOMMENDATION	PAGE
Elect the directors named in this proxy statement	FOR ALL	4

Our board of directors (the “Board”) will consist of not less than 5 nor more than 25 directors, excluding any directors elected by holders of preferred stock pursuant to provisions applicable in the case of defaults. The exact number of directors will be fixed from time to time by resolution of our Board. Citizens Financial Group, Inc. (the “Company” or “we” or “us” and “our”) currently has twelve directors. The terms of office of all directors expire at the Annual Meeting.

Our certificate of incorporation (the “Charter”) and bylaws, as amended and restated on October 20, 2016 (the “Bylaws”), provide for the election of directors by a majority of votes cast in an uncontested election. See “Corporate Governance—Election of Directors” on page 5.

Our Board currently consists of the following directors: Bruce Van Saun, Mark Casady, Christine M. Cumming, Anthony Di lorio, William P. Hankowsky, Howard W. Hanna III, Leo I. (“Lee”) Higdon, Charles J. (“Bud”) Koch, Arthur F. Ryan, Shivan S. Subramaniam, Wendy A. Watson and Marita Zuraitis.

The nominees for director are as follows:

Name	Age	Director Since	Occupation	Board Committees	Independent[1]
Bruce Van Saun	59	2013	Chairman and CEO, Citizens Financial Group, Inc.	Executive (Chair) Equity	No

Mark Casady	56	2014	Former Chairman and CEO, LPL Financial Holdings, Inc.	Risk	Yes

Christine M. Cumming	64	2015	Former First Vice President and COO, Federal Reserve Bank of New York	Risk	Yes

Anthony Di lorio	73	2014	Retired CFO, Deutsche Bank AG	Audit Governance	Yes

William P. Hankowsky	65	2006	Chairman, President and CEO, Liberty Property Trust	Audit Compensation	Yes

Howard W. Hanna Ill	69	2009	Chairman and CEO, Hanna Holdings, Inc.	Audit Governance	Yes

Leo I. (“Lee”) Higdon	70	2014	Past President, Connecticut College	Audit Compensation	Yes

Charles J. (“Bud”) Koch	70	2004	Former Chairman, President and CEO, Charter One Bank	Risk (Chair) Audit	Yes

Arthur F. Ryan	74	2009	Retired Chairman, CEO and President, Prudential Financial, Inc.	Compensation (Chair) Governance Executive	Yes

Shivan S. Subramaniam	68	2005	Chairman, FM Global	Governance (Chair) Risk Executive	Yes

Wendy A. Watson	68	2010	Former Executive Vice President, Global Services, State Street Bank & Trust	Audit (Chair) Compensation Risk	Yes

Marita Zuraitis	56	2011	Director, President and CEO, The Horace Mann Companies	Risk	Yes

Additional information about the director nominees can be found beginning on page 6.

[1]	Under NYSE and SEC independence standards.

PROPOSAL 2	BOARD VOTE RECOMMENDATION	PAGE
Advisory Vote on Executive Compensation	FOR	24

The Board is asking you to approve, on a non binding, advisory basis, the compensation of the Company’s executive officers named in the 2016 Summary Compensation Table, as disclosed in the Compensation Discussion and Analysis, the compensation tables and accompanying narrative.

PROPOSAL 3	BOARD VOTE RECOMMENDATION	PAGE
Ratification of the Appointment of our Independent Registered Public Accounting Firm for 2017	FOR	60

The Board is asking you to ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the 2017 fiscal year. Information with respect to Audit Matters, including the fees for services provided to us by Deloitte & Touche LLP during the fiscal years ended December 31, 2016 and 2015, can be found beginning on page 60.

HOW TO VOTE

Stockholders of record may vote by using the Internet or (if you received a proxy card by mail) by mail as described below. Stockholders also may attend the meeting and vote in person. If you hold shares through a bank or broker, please refer to your proxy card, Notice or other information forwarded by your bank or broker to see which voting options are available to you.

•	You may vote by using the Internet. The address of the website for Internet voting can be found on your proxy card or Notice. Internet voting is available 24 hours a day and will be accessible until 11:59 p.m. Eastern Time on April 26, 2017. Easy-to-follow instructions allow you to vote your shares and confirm that your instructions have been properly recorded.

•	You may vote by telephone. Dial the number listed on your proxy card or your voting instruction form. You will need the control number included on your proxy card or voting instruction form.

•	You may vote by mail. If you received a proxy card by mail and choose to vote by mail, simply mark your proxy card, date and sign it, and return it in the postage-paid envelope.

The method you use to vote will not limit your right to vote at the Annual Meeting if you decide to attend in person. Written ballots will be passed out to anyone who wants to vote at the Annual Meeting. If you hold your shares in “street name,” you must obtain a proxy, executed in your favor, from the holder of record to be able to vote in person at the Annual Meeting.

CORPORATE GOVERNANCE

PROPOSAL 1 - ELECTION OF DIRECTORS

The Board has nominated the twelve persons named below for election as directors at the Annual Meeting to serve until the 2018 annual meeting or until their respective successors are duly elected and qualified. Each of the nominees for director is currently serving on the Board. If any nominee is unable to serve as a director, which we do not anticipate, the Board by resolution may reduce the number of directors or choose a substitute nominee.

Nominees for Director

-	Bruce Van Saun

-	Mark Casady

-	Christine M. Cumming

-	Anthony Di Iorio

-	William P. Hankowsky

-	Howard W. Hanna III

-	Leo I. (“Lee”) Higdon

-	Charles J. (“Bud”) Koch

-	Arthur F. Ryan

-	Shivan S. Subramaniam

-	Wendy A. Watson

-	Marita Zuraitis

For biographical information about the nominees for director, including information about their qualifications to serve as a director, see “Corporate Governance—Election of Directors—Nominees”.

THE BOARD OF DIRECTORS RECOMMENDS THAT

STOCKHOLDERS VOTE FOR THE ELECTION TO THE BOARD

OF EACH OF THE TWELVE NOMINEES FOR DIRECTOR.

ELECTION OF DIRECTORS

Our Charter and Bylaws provide that the Board shall consist of not less than 5 nor more than 25 directors, excluding any directors elected by holders of preferred stock pursuant to provisions applicable only in the case of defaults under the terms of our preferred stock. The exact number of directors will be fixed from time to time by resolution of our Board. The Board has fixed the current number of directors at twelve. The terms of office of all directors expire at the Annual Meeting.

At each annual meeting, the successors of the directors are elected to hold office for a term expiring at the next annual meeting. The board of directors is therefore asking you to elect the nominees for director. All twelve have been nominated for reelection at the Annual Meeting. See “Corporate Governance —Proposal 1—Election of Directors”.

Our Bylaws were amended on October 20, 2016 to provide for the election of directors by a majority of the votes cast in an uncontested election. This means that the twelve individuals nominated for election to the Board must receive more “FOR” than “AGAINST” votes (among votes properly cast in person, electronically or by proxy) to be elected. Abstentions and broker non-votes are not considered votes cast for the foregoing purpose, and will have no effect on the election of nominees. Proxies cannot be voted for a greater number of persons than the number of nominees named. There is no cumulative voting. If you sign and return the accompanying proxy card, your shares will be voted for the election of the twelve nominees recommended by the Board unless you choose to vote against any of the nominees or abstain from voting. If any nominee for any reason is unable to serve or will not serve, proxies may be voted for such substitute nominee as the proxy holder may determine. We are not aware of any nominee who will be unable to or will not serve as a director. If the election of directors is not an uncontested election, directors are elected by a plurality of the votes cast.

Our Bylaws also provide that directors may be removed, with or without cause, by an affirmative vote of shares representing a majority of the outstanding shares then entitled to vote at an election of directors. Any vacancy occurring on our Board and any newly created directorship may be filled only by a vote of a majority of the remaining directors in office.

When considering whether directors and director nominees have the experience, qualifications, attributes or skills, taken as a whole, to enable our Board to satisfy its oversight responsibilities effectively in light of our business and structure, our Board focuses primarily on each person’s background and experience. We believe that our directors provide an appropriate mix of experience and skills relevant to the size and nature of our business.

Biographical information for each director nominee is set forth below.

Nominees

Bruce Van Saun Chairman and Chief Executive Officer, Citizens Financial Group, Inc. Age: 59 Director Since: 2013 Committees: Executive (Chair); Equity

Key Experience and Qualifications

•	Experienced executive in the financial services industry, extensive financial background and service on the boards of other public companies
•	Additional role as our Chief Executive Officer brings management’s perspective to Board deliberations and provides valuable information about the status of day-to-day operations

Background

Before joining the Company as Chairman and CEO, Mr. Van Saun served as The Royal Bank of Scotland Group plc Finance Director and was a member of its board of directors from October 2009 to October 2013. From 1997 to 2008, Mr. Van Saun held a number of senior positions with The Bank of New York and later The Bank of New York Mellon, including Vice Chairman and Chief Financial Officer. Earlier in his career, he held senior positions with Deutsche Bank, Wasserstein Perella Group and Kidder Peabody & Co. In all, Mr. Van Saun has more than 30 years of financial services experience. Mr. Van Saun has also served on the boards of directors of our subsidiaries Citizens Bank, N.A. (“CBNA”) and Citizens Bank of Pennsylvania (“CBPA”) since October 2013. Mr. Van Saun joined the board of directors of Moody’s Corporation on March 1, 2016 and serves on the Audit and Governance and Compensation Committees. He also sits on the Federal Advisory Council and is a member of The Clearing House supervisory board, and serves on the boards of Jobs for Massachusetts, the Partnership for Rhode Island, and the National Constitution Center. Previous directorships held by Mr. Van Saun in both the United Kingdom and United States include Lloyds of London (from September 2012 to May 2016), Direct Line Insurance Group plc (from April 2012 to October 2013), WorldPay (Ship Midco Limited) (from July 2011 to September 2013) and ConvergEx Inc. (from May 2007 to October 2013). Mr. Van Saun received a B.S. in Business Administration from Bucknell University in 1979 and an M.B.A. in Finance and General Management from the University of North Carolina in 1983.

Mark Casady Former Chairman and Chief Executive Officer, LPL Financial Holdings, Inc. Age: 56 Director Since: 2014 Committees: Risk

Key Experience and Qualifications

•	Compliance and risk experience as an executive in the financial services industry and service on the board of governors of Financial Industry Regulatory Authority (FINRA) and the board of the Financial Services Roundtable
•	Expertise in the area of wealth management and brokerage including as Chief Executive Officer of LPL Financial Holdings, Inc.
•	Knowledge of technology and innovation through his service on the board of Eze Software Group

Background

Mr. Casady is the former Chairman and Chief Executive Officer of LPL Financial Holdings Inc (“LPL Financial”). from which he retired in March 2017. He joined LPL Financial in May 2002 as Chief Operating Officer, became President in April 2003 and Chairman and Chief Executive Officer in December 2005. Before joining LPL Financial, he was Managing Director, mutual fund group for Deutsche Asset Management, Americas—formerly Scudder Investments. He joined Scudder in 1994 and held roles as Managing Director—Americas, head of global mutual fund group and head of defined contribution services. He was also a member of the Scudder, Stevens and Clark board of directors and management committee. Mr. Casady serves on the board of governors of FINRA and the board of directors of the Financial Services Roundtable and Eze Software Group. He is former Chairman of the Insured Retirement Institute. He has also served on the boards of our subsidiaries CBNA and CBPA since June 2014. Mr. Casady received a B.S. from Indiana University and his M.B.A. from DePaul University.

Christine M. Cumming Former First Vice President and Chief Operating Officer, Federal Reserve Bank of New York Age: 64 Director Since: 2015 Committees: Risk

Key Experience and Qualifications

•	Seasoned bank regulatory executive, including as First Vice President and Chief Operating Officer with the Federal Reserve Bank of New York
•	Extensive background in risk management, technology, monetary policy and bank supervision
•	Experience in crisis management as chair of the Cross-Border Crisis Management Group for the Resolution Steering Group of the G-20’s Financial Stability Board

Background

Until her retirement in June 2015, Ms. Cumming was First Vice President of the Federal Reserve Bank of New York (“FRBNY”), the second ranking officer in the FRBNY, and served as its Chief Operating Officer, as well as an alternate voting member of the Federal Open Market Committee. Prior to holding that position, Ms. Cumming was executive vice president and director of research with responsibility for the Research and Market Analysis Group. Previously, she served as senior vice president responsible for the Bank Analysis and Advisory and Technical Services Functions in the Bank Supervision Group. In 1992, she was appointed vice president and assigned to Domestic Bank Examinations in Bank Supervision. She also was active in the work of the Basel Committee, including as co-chair of the Risk Management Group and chair of the task forces on supervisory matters for the Joint Forum, made up of banking, securities and insurance regulators. From 2011 to April 2015, Ms. Cumming chaired the Cross-Border Crisis Management Group, which coordinated recovery and resolution planning for large, global financial institutions for the Resolution Steering Group of the G-20’s Financial Stability Board. Ms. Cumming joined the FRBNY’s staff in September 1979 as an economist in the International Research Department, and later in the FRBNY’s International Capital Markets staff. Ms. Cumming also serves on the board of American Family Insurance which she joined in February 2016 and teaches part time at Colombia University’s SIPA and Rutgers University. She has also served on the boards of our subsidiaries CBNA and CBPA since October 2015. Ms. Cumming holds both a B.S. and Ph.D in economics from the University of Minnesota.

Anthony Di Iorio Retired Chief Financial Officer, Deutsche Bank AG Age: 73 Director Since: 2014 Committees: Audit; Nominating & Corporate Governance

Key Experience and Qualifications

•	Experienced executive in the financial services industry, including serving as Chief Financial Officer and board member of Deutsche Bank
•	Extensive financial and accounting background and service on the boards of other public companies

Background

Mr. Di lorio began his career at Peat Marwick (KPMG) where he worked in the firm’s Financial Institutions Practice in New York and Chicago. After leaving Peat Marwick, he worked for several leading financial institutions, including as Co-controller of Goldman Sachs, Chief Financial Officer of the Capital Markets business of NationsBank (Bank of America), Executive Vice President of Paine Webber and Chief Executive Officer of Paine Webber International. He joined Deutsche Bank in Frankfurt in 2001 and later became Chief Financial Officer and a member of its board of directors and group executive committee. After retiring from Deutsche Bank in 2008, he served as senior adviser to Ernst & Young working with the firm’s financial services partners in the United Kingdom, Europe, the Middle East and Africa. Mr. Di lorio has also served on the boards of directors of our subsidiaries CBNA and CBPA since January 2014 and served as a director on the board of our former affiliate, The Royal Bank of Scotland Group plc from September 2011 to March 2014. Mr. Di Iorio received a Bachelor of Business Administration from lona College and an M.B.A. from Columbia University.

William P. Hankowsky Chairman, President and Chief Executive Officer, Liberty Property Trust Age: 65 Director Since: 2006 Committees: Audit; Compensation

Key Experience and Qualifications

•	Extensive business and management expertise, particularly in the real estate sector as Chief Executive Officer of Liberty Property Trust and as President of the Philadelphia Industrial Development Corporation
•	Service on the boards of other public companies and numerous non-profit entities

Background

Mr. Hankowsky is the Chairman, President & CEO of Liberty Property Trust. He joined Liberty in January 2001 as Chief Investment Officer and was responsible for refining the company’s corporate strategy and investment process. In 2002, he was named President, and in 2003, was appointed Chief Executive Officer and elected Chairman of Liberty’s board of trustees. Prior to joining Liberty, Mr. Hankowsky served for 11 years as President of the Philadelphia Industrial Development Corporation (“PIDC”). Prior to PIDC, he was the City of Philadelphia’s commerce director.

Mr. Hankowsky currently serves on the boards of Aqua America Inc. (since 2004), Delaware River Waterfront Corporation, Greater Philadelphia Chamber of Commerce, Kimmel Center for the Performing Arts, Philadelphia Convention and Visitors Bureau, Pennsylvania Academy of the Fine Arts, Philadelphia Shipyard Development Corporation and United Way of Greater Philadelphia and Southern New Jersey. He has also served on the boards of directors of our subsidiaries CBNA and CBPA since November 2006. Mr. Hankowsky received a B.A. in economics from Brown University.

Howard H. Hanna III Chairman and Chief Executive Officer, Hanna Holdings, Inc. Age: 69 Director Since: 2009 Committees: Audit; Nominating & Corporate Governance

Key Experience and Qualifications

•	Extensive business and management expertise, particularly in the real estate and mortgage origination sectors
•	Compliance and regulatory experience serving on the board of directors of the Federal Reserve Bank of Cleveland’s Pittsburgh office
•	Service on the boards of numerous non-profit entities and academic institutions

Background

Mr. Hanna is the Chairman and Chief Executive Officer of Hanna Holdings, Inc. He became a sales associate in 1970 and the General Manager of Howard Hanna Real Estate Services in 1974. Mr. Hanna became Chief Operating Officer of Howard Hanna Real Estate Services and its parent company, Hanna Holdings, Inc. when the company incorporated in 1979 and then became President in 1983 and Chief Executive Officer in 1990. Howard Hanna Real Estate Services, Inc. offers mortgage origination products and services in certain geographies and, in this capacity, competes with us in Pennsylvania, Ohio, Michigan, Virginia, West Virginia, North Carolina, New York and Maryland. Mr. Hanna currently serves as the Chair of the Children’s Hospital of Pittsburgh Board of Trustees and is a member of the hospital’s Foundation Board and Finance and Investment Committee. Mr. Hanna also serves on the boards of LaRoche College, the Katz Graduate School of Business Board of Visitors, the University of Pittsburgh, the University of Pittsburgh Medical Center Health System, the Diocese of Pittsburgh Finance Council and the YMCA of Greater Pittsburgh. From 2007 to 2012, he served on the board of directors of the Federal Reserve Bank of Cleveland’s Pittsburgh office. Mr. Hanna has also served on the boards of directors of our subsidiaries CBNA and CBPA since June 2009. Mr. Hanna received a B.S. from John Carroll University in 1969.

Leo I. (“Lee”) Higdon Past President, Connecticut College Age: 70 Director Since: 2014 Committees: Audit; Compensation

Key Experience and Qualifications

•	Experienced executive in the financial services industry, including serving as Managing Director and Vice Chairman of Salomon Brothers Inc

•	Service on the boards of other public companies, including as non-executive Chairman of HealthSouth Corporation and as lead director of Eaton Vance Corporation
•	Experience in academic institutions, including as Past President of Connecticut College, Dean of the Darden Graduate School of Business Administration at the University of Virginia

Background

From 2006 to 2013, Mr. Higdon was the President of Connecticut College. He serves on the board of directors of Eaton Vance Corporation (since 2000) where he is currently lead director, and HealthSouth Corporation (since 2004) where he is currently the non-executive Chairman. From 2001 to 2006, he was the President of the College of Charleston. Prior to becoming President of the College of Charleston, Mr. Higdon was the President of Babson College and the Dean of the Darden Graduate School of Business Administration at the University of Virginia. Mr. Higdon spent over 20 years at Salomon Brothers Inc, holding various positions, including Managing Director and Vice Chairman. In addition, Mr. Higdon previously served on the boards of directors of Bestfoods, Inc., Chemtura Corporation and Newmont Mining Corporation. Mr. Higdon currently serves on the board of Charleston Symphony Orchestra which he joined in August 2016. He has also served on the boards of our subsidiaries CBNA and CBPA since August 2014. Mr. Higdon received a B.A. in history from Georgetown University and a M.B.A. in Finance from the University of Chicago.

Charles J. (“Bud”) Koch Former Chairman, President and Chief Executive Officer, Charter One Bank Age: 70 Director Since: 2004 Committees: Risk (Chair); Audit

Key Experience and Qualifications

•	Veteran executive in the financial services industry, particularly in the retail banking sector, including position as Chief Executive Officer of Charter One Financial
•	Regulatory experience from service on the board of the FHLB of Cincinnati
•	Service on the boards of other public companies and academic institutions

Background

Mr. Koch is the retired Chairman and Chief Executive Officer of Charter One Financial and its subsidiary Charter One Bank (“Charter One”). He served as Charter One’s Chief Executive Officer from 1987 to 2004 and as its Chairman from 1995 to 2004, when the bank was acquired by The Royal Bank of Scotland Group plc. Mr. Koch has served on the boards of directors of our subsidiaries CBNA and CBPA since September 2004. He also served on the board of directors of our former affiliate, The Royal Bank of Scotland Group plc from 2004 until February 2009. Mr. Koch has been a director of Assurant Inc. (AIZ) since August 2005, and is currently a member of the Assurant Finance and Risk Committee which he chaired from 2005 to 2014, as well as a member of its Compensation Committee. He has been a director of the Federal Home Loan Bank (“FHLB”) of Cincinnati since 1990. He was Chairman of the Board of the FHLB of Cincinnati from 2005 to 2006, and currently serves on its Risk, Compensation, and Nomination and Governance Committees. His long tenure on the FHLB of Cincinnati Board has been interrupted twice, for a total of three years, due to term limitations. Mr. Koch serves as a trustee of Case Western Reserve University, and he served as its Chairman of the Board from 2008 to 2012. He is also a past Chairman of the Board of John Carroll University. Mr. Koch is a Graduate of Lehigh University with a B.S. in Industrial Engineering and earned a M.B.A. from Loyola College in Baltimore, Maryland.

Arthur F. Ryan

Retired Chairman, Chief Executive Officer and President, Prudential Financial, Inc.

Age: 74

Director Since: 2009

Executive Lead Director

Committees: Compensation (Chair); Nominating & Corporate Governance;

Key Experience and Qualifications

•	Veteran executive in the financial services industry, including position as Chief Executive Officer of Prudential Financial, Inc.
•	Extensive experience in the retail banking sector as President and Chief Operating Officer of Chase Manhattan Bank
•	Service on the boards of other public companies

Background

Mr. Ryan is the former Chairman, Chief Executive Officer and President of Prudential Financial, Inc. (“Prudential”) After 13 years at Prudential, he retired as Chief Executive Officer and President in 2007 and he retired as Chairman in May 2008. Prior to joining Prudential in 1994, Mr. Ryan worked at Chase Manhattan Bank (“Chase Manhattan”) for 22 years. He ran Chase Manhattan’s worldwide retail bank between 1984 and 1990 and became President and Chief Operating Officer in 1990. Mr. Ryan has served on the boards of directors of our subsidiaries CBNA and CBPA since April 2009 and also served (from October 2008 to September 2013) as a director on the board of our former affiliate, The Royal Bank of Scotland Group plc. He also has served as a non-executive director of Regeneron Pharmaceuticals, Inc. since January 2003.

Shivan S. Subramaniam Chairman, FM Global Age: 68 Director Since: 2005 Committees: Nominating & Corporate Governance (Chair); Risk, Executive

Key Experience and Qualifications

•	Extensive business and management expertise, including serving as Chairman and Chief Executive Officer of FM Global
•	Particularly expertise in the Insurance sector with over 40 years industry experience
•	Service on the boards of directors of FM Global, Lifespan Corporation and LSC Communications

Background

Mr. Subramaniam has been the Chairman of Factory Mutual Insurance Company, a commercial and industrial property insurer since 2002 and also served as President and Chief Executive Officer from 1999 until his retirement at the end of 2014. Previously, Mr. Subramaniam served as Chairman and Chief Executive Officer at Allendale Insurance, a predecessor company of FM Global. Elected president of Allendale in 1992, he held a number of senior-level positions in finance and management after joining the company in 1974. Mr. Subramaniam’s career spans nearly 40 years in the insurance industry. He has served on the board of directors of LSC Communications since October 2016 and Lifespan Corporation since December 2006. He is also a trustee of Bryant University and a director of the Rhode Island Public Expenditure Council. Mr. Subramaniam has also served on the boards of directors of our subsidiaries CBNA and CBPA since January 2005. Mr. Subramaniam received a bachelor’s degree in mechanical engineering from the Birla Institute of Technology, Pilani, India, and two master’s degrees—one in operations research from the Polytechnic at New York University, and another in management from the Sloan School of Management at the Massachusetts Institute of Technology.

Wendy A. Watson Former Executive Vice President, Global Services, State Street Bank & Trust Age: 68 Director Since: 2010 Committees: Audit (Chair); Compensation; Risk

Key Experience and Qualifications

•	Experienced executive in the financial services industry and extensive financial background, including serving as Executive Vice President, Global Services for State Street Bank & Trust Company
•	Fellowship with the National Association of Corporate Directors and credentials as a CPA and Certified Fraud Examiner
•	Advanced Professional Director Certification from the American College of Corporate Directors, a public company director education and credentialing organization

Background

Until her retirement in 2009, Ms. Watson was the Executive Vice President, Global Services for State Street Bank & Trust Company which she joined in 2000. Previously, Ms. Watson was with the Canadian Imperial Bank of Commerce where she served as Head of the Global Private Banking and Trust business and President & Chief Executive Officer CIBC Finance. She has also served as Chief Information Officer and as Head of Internal Audit for Confederation Life Insurance Company in Toronto. Ms. Watson began her career in the audit department of Sun Life Assurance Company in Canada. She has served as a director of MD Financial Holdings (CMA Holdings) Canada since 2010, DAS Canada Insurance Company (a subsidiary of Munich Re) since 2010, the Independent Order of the Foresters Life Insurance Company since 2013 and MD Private Trust (a subsidiary of MD Financial Holdings) since 2015. Ms. Watson’s years of board service also include Chair of the board of two of State Street Bank’s multi-national entities—State Street Syntel Private Ltd (India) and State Street Syntel Services Ltd (Mauritius). She currently serves on the Community Service Committee of Boston Children’s Hospital and the Advisory Board of Empathways. Ms. Watson has also served on the boards of directors of our subsidiaries CBNA and CBPA since October 2010. In addition to her corporate directorship roles, Ms. Watson is also currently a member of the Editorial Board of the “Intelligent Outsourcer” Journal and has served as a member of the board of directors of the Women’s College Hospital and the Women’s College Hospital Foundation in Toronto. Ms. Watson is a magna cum laude graduate of McGill University in Montreal with a Bachelor of Commerce degree with majors in Accounting and Law.

Marita Zuraitis Director, President and Chief Executive Officer, The Horace Mann Companies Age: 56 Director Since: 2011 Committees: Risk

Key Experience and Qualifications

•	Seasoned executive in the financial services industry, particularly in the insurance sector as Chief Executive Officer of The Horace Mann Educators Corporation
•	Over 30 years of insurance industry experience
•	Service on the boards of other companies and academic institutions

Background

Ms. Zuraitis is Director, President and Chief Executive Officer of The Horace Mann Educators Corporation. Prior to joining Horace Mann in May 2013, Ms. Zuraitis served as Executive Vice President and a member of the Executive Leadership Team for The Hanover Insurance Group, Inc. While at The Hanover Insurance Group, Ms. Zuraitis served as President, Property and Casualty Companies, responsible for the personal and commercial lines of operation at Citizens Insurance Company of America, The Hanover Insurance Company and their affiliates, a position she held since 2004. Prior to 2004, she was President and Chief Executive Officer, Commercial Lines for The St. Paul Travelers Companies. Previously, she held underwriting and field management positions with United States Fidelity and Guaranty Company and Aetna Life and Casualty. Ms. Zuraitis has over 30 years of experience in the insurance industry. She has served as a member of the board of trustees for the American Institute for Chartered Property and Casualty Underwriters, and has been a member of the executive and the compensation committees since June 2009. Ms. Zuraitis has also served on the boards of directors of our subsidiaries CBNA and CBPA since May 2011. She is a past Chairperson of the board of trustees for NCCI Holdings, Inc., a provider of workers’ compensation data analytics based in Boca Raton, Florida and a past member of the board of Worcester Academy in Worcester, Massachusetts. Ms. Zuraitis is a graduate of Fairfield University and completed Advanced Executive Education Program at the Wharton School of Business and the Program on Negotiations at Harvard University.

BOARD GOVERNANCE AND OVERSIGHT

The following sections provide an overview of our board governance structure and processes. Among other topics, we describe how we select directors, how we consider the independence of our directors and key aspects of our Board operations.

Selecting Nominees for Director

Our Board has delegated to the Nominating and Corporate Governance Committee the responsibility of reviewing and recommending to the Board nominees for director. In accordance with our Corporate Governance Guidelines, the Nominating and Corporate Governance Committee evaluates and recommends candidates for Board membership to the Board annually and as vacancies or newly created positions occur. Upon the recommendation of the Nominating and Corporate Governance Committee, a slate of directors is nominated by the Board and submitted to a stockholder vote annually.

The Nominating and Corporate Governance Committee will consider for nomination persons who have demonstrated leadership, have experience or relevant knowledge, time availability and commitment, the highest character, reputation and integrity, the analytical and critical thinking skills, the financial literacy, risk management and other business experience and acumen, the ability to work as a team constructively in a collegial environment and who exhibited independent thought and judgment.

The Nominating and Corporate Governance Committee also recommends individuals for membership on the committees of the Board annually and as vacancies or newly created positions occur. In making its recommendations for Board and committee membership, the Nominating and Corporate Governance Committee reviews candidates’ qualifications for membership on the Board or committee (including making a specific determination as to the independence of the candidate) based on the criteria described above and taking into account the enhanced independence, financial literacy and financial and risk management expertise standards that may be required under law, regulation or New York Stock Exchange rules for committee membership purposes. In addition, the Nominating and Corporate Governance Committee evaluates current directors for re-nomination to the Board or committee, including assessing such directors’ performance and reassessing their independence.

The Nominating and Corporate Governance Committee also periodically reviews the composition of the Board and its committees in light of the current challenges and needs of the Board and the Company, and determines whether it may be appropriate to add or remove individuals after considering issues of judgment, diversity, age, skills, background and experience. Key elements of our Board composition are highlighted below.

New candidates may be identified through recommendations from independent directors or members of management, search firms, discussions with other persons who may know of suitable candidates to serve on the board of directors, and stockholder recommendations. Evaluations of prospective candidates typically include a review of the candidate’s background and qualifications by the Nominating and Corporate Governance Committee, interviews with the committee as a whole, one or more members of the committee, or one or more other board members, and discussions within the committee and the full board of directors.

The Nominating and Corporate Governance Committee will consider director candidates proposed by stockholders as well as recommendations from other sources. Any stockholder who wishes to recommend a prospective candidate for the board of directors for consideration by the Nominating and Corporate Governance Committee may do so by submitting the name and qualifications of the prospective candidate in writing to the following address: Corporate Secretary, 600 Washington Boulevard, Stamford, Connecticut 06901. Stockholders must propose nominees for consideration by the Nominating and Corporate Governance Committee in accordance with the procedures and other requirements set forth in our Bylaws. See “Information for Stockholders—2018 Annual Meeting and Stockholder Proposals”.

Director Independence

As a part of its listing standards, the New York Stock Exchange (“NYSE”) has adopted certain criteria that our Board considers when determining director independence. Under the NYSE rules, the Board also broadly considers all other relevant facts and circumstances that bear on the materiality of each director’s relationship with the Company, including the potential for conflicts of interest, when determining director independence. In addition, the Board considers whether the Company or one of its subsidiaries has a lending relationship, deposit relationship, or other banking or commercial relationship with a director, an immediate family member, or an entity with which the director or a family member is affiliated by reason of being a director, an officer or a significant stockholder thereof. Any such relationship must meet the following criteria: (i) it must be in the ordinary course of business and on substantially the same terms as those prevailing at the time for comparable transactions with non-affiliated persons; and (ii) with respect to extensions of credit by the Company or its subsidiaries to such entity: (a) such extensions of credit have been made in compliance with applicable law, including Federal Reserve Regulation O and Section 13(k) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and (b) no event of default has occurred and is continuing beyond any period of cure.

To assist the Board in its determination of director independence, the Nominating and Corporate Governance Committee annually evaluates each prospective and incumbent director using the foregoing standards and such other factors as the Nominating and Corporate Governance Committee deems appropriate, and makes a recommendation to the Board regarding the independence or non- independence of each such person. As a part of this evaluation process, the Nominating and Corporate Governance Committee considers all relevant facts and circumstances and, in particular, the independence requirements of the Securities Exchange Commission (“SEC”) and the NYSE. Banking relationships with the Company or any of its subsidiaries (including deposit, investment, lending, fiduciary) that are conducted in the ordinary course of business on substantially the same terms and conditions as are otherwise available to nonaffiliated customers for comparable transactions are not considered material in determining independence.

We have determined that each of Mr. Casady, Ms. Cumming, Mr. Di lorio, Mr. Hankowsky, Mr. Hanna, Mr. Higdon, Mr. Koch, Mr. Ryan, Mr. Subramaniam, Ms. Watson and Ms. Zuraitis is an independent director within the meaning of the applicable rules of the SEC and NYSE. In addition, each of Mr. Di lorio, Mr. Hankowsky, Mr. Hanna, Mr. Higdon, Mr. Koch and Ms. Watson is also an independent director under Rule 10A-3 of the Exchange Act for the purpose of audit committee membership, and each of Mr. Ryan, Mr. Hankowsky, Mr. Higdon and Ms. Watson is also an independent director under Rule 10C-1 of the Exchange Act for the purpose of Compensation and Human Resources Committee

(the “Compensation Committee”) membership. Our Board has determined that each of Mr. Di lorio, Mr. Hankowsky, Mr. Hanna, Mr. Higdon, Mr. Koch and Ms. Watson is an audit committee financial expert within the meaning of the applicable rules of the SEC and NYSE.

Executive Sessions of Our Non-Management Directors

The Company’s non-employee directors participate in regularly scheduled executive sessions in which management does not participate. If the non-employee directors include directors who are not considered independent, the independent directors must also meet in executive session at least once a year.

The Lead Director (or Chairman, if the Chairman is a non-employee director) shall preside at each executive session. Currently, our Lead Director is Arthur F. Ryan. Interested persons may make their concerns known directly to the Lead Director or the non-management directors as a group by submitting their written correspondence to the Company’s Corporate Secretary located at 600 Washington Boulevard, Stamford, Connecticut 06901. The Corporate Secretary may facilitate such direct communication to the Lead Director or the non-management directors as a group by reviewing, sorting and summarizing such communications.

Board Leadership

The Company’s Corporate Governance Guidelines provide that our Chief Executive Officer shall serve as Chairman of the Board, while an independent director shall serve as Lead Director. Given the significant duties designated to our independent Lead Director, the Board’s view is that having a combined Chairman and Chief Executive Officer enables it to (i) provide efficient and effective governance and leadership to the Company, (ii) be apprised of current risks and issues that may impact the Company in a timely manner, and (iii) present a single point of leadership to all Company stakeholders. Accordingly, the Board has determined that a combined Chairman and Chief Executive Officer position, with an independent Lead Director, is the most appropriate Board leadership structure for the Company.

The Board reviews its leadership structure periodically in light of the composition of the Board, the needs of the Company and its stockholders, the practices of the Company’s peers, and other factors, and retains its flexibility to allocate the responsibilities of the offices of the Chairman and Chief Executive Officer in any way that is in the best interests of the Company at a given point in time.

The Lead Director is an independent director designated by the Board, based on the recommendation of the Nominating and Corporate Governance Committee. In addition to other duties and responsibilities of the Lead Director set forth in the Corporate Governance Guidelines or our Bylaws, the Lead Director shall:

•	preside at Board and stockholder meetings at which the Chairman is not present, including executive sessions of the independent directors;

•	serve as a liaison between the independent directors and the Chairman and Chief Executive Officer;

•	review and approve, in coordination with the Chairman and Chief Executive Officer, agendas/agenda planners for Board meetings, materials, information and meeting schedules, and have the authority to add items to the agenda for any Board meeting;

•	have the authority to call meetings of the independent directors;

•	be available for consultation and direct communication with major stockholders and regulators upon request;

•	discuss with the Chief Executive Officer, together with the Chair of the Compensation Committee, the results of the Board’s annual evaluation of the Chief Executive Officer’s performance; and

•	perform such other functions as the Board shall direct or request from time to time.

Currently, Mr. Van Saun serves as our Chairman of the Board and Chief Executive Officer and Mr. Ryan serves as our Lead Director.

Board’s Role in Risk Oversight

The Board is responsible for oversight of the Company’s internal controls and risk management framework. This oversight generally requires evaluation of management’s systems of internal control, financial reporting and public disclosure, ensuring the accuracy and completeness of financial results and review and approval of the Company’s enterprise risk management framework and ensuring that risks to the Company are properly managed. The Board has delegated its risk oversight duties to the Risk Committee. The Board receives independent reports from each of the Audit Committee and the Risk Committee at each of its meetings.

Under its charter, the Risk Committee is responsible for overseeing the design, implementation and operation of the Company’s enterprise-wide risk management, including with respect to funding and liquidity risk, credit risk, market risk, strategic risk, business risk, reputation risk, operational risk, model risk and pension risk. The Risk Committee reviews and, as it deems appropriate, recommends to the Board the design and implementation of the Company’s risk strategy and policy, risk appetite framework and specific risk appetites and limits.

The Risk Committee serves as the primary point of contact between the Board and the management-level committees that deal with risk management. The Risk Committee’s responsibility is one of oversight, and the Committee has no duty to ensure compliance with laws and regulations. See “Corporate Governance—Board Governance and Oversight—Committees of the Board—Risk Committee”.

Corporate Governance Guidelines, Committee Charters and Code of Business Conduct and Ethics

Our Board has adopted Corporate Governance Guidelines, which set forth a flexible framework within which our Board, assisted by Board committees, directs our affairs. The Corporate Governance Guidelines address, among other things, the composition and functions of the Board, director independence, Board and Board committee evaluations, compensation of directors, management succession and review, Board committees and selection of new directors. Our Corporate Governance Guidelines are available on the corporate governance section of our investor relations website at www.citizensbank.com/investor-relations. The charters for each of the Audit, Compensation, Nominating and Corporate Governance, Risk and Executive Committees are also available on the corporate governance section of our investor relations website at www.citizensbank.com/investor-relations.

Our Board has also adopted a Code of Business Conduct and Ethics (the “Code”), which sets forth key guiding principles concerning ethical conduct and is applicable to all of our directors, officers and employees. The Code addresses, among other things, conflicts of interest, protection of confidential information and compliance with laws, rules and regulations, and describes the process by which any concerns about violations should be reported. The Code is available on the corporate governance section of our investor relations website at www.citizensbank.com/investor-relations. You may also obtain a copy, free of charge, by writing to our Corporate Secretary at 600 Washington Boulevard, Stamford, Connecticut 06901. Any amendments to the Code, or any waivers of its requirements, will be disclosed on our website.

Committees of the Board

Our Board has six standing committees. Four of these committees (Audit, Compensation, Nominating and Corporate Governance and Risk) meet on a regular basis. The Executive Committee meets as needed and is composed of our Chairman and Chief Executive Officer, our Lead Director and the Chair of our Nominating and Corporate Governance Committee. The Executive Committee may act on behalf of the Board and reports its actions to the full Board. The Equity Committee acts as needed and is composed of our Chairman and Chief Executive Officer. The Equity Committee makes equity grants (subject to certain limitations determined by the Compensation Committee) between annual grant cycles, and reports its actions to the Compensation Committee. See “Compensation Matters—Compensation Discussion and Analysis—Process for Approval of Equity Grants.” The following table shows the current members of each of the four primary standing committees and the number of meetings held during fiscal 2016.

Director	Audit	C&HR	N&CG	Risk
Mark Casady				✓
Christine M. Cumming				✓
Anthony Di lorio	✓		✓
William P. Hankowsky	✓	✓
Howard W. Hanna III	✓		✓
Leo I. Higdon	✓	✓
Charles J. Koch	✓			✓ *
Arthur F. Ryan		✓ *	✓
Shivan S. Subramaniam			✓*	✓
Wendy A. Watson	✓ *	✓		✓
Marita Zuraitis				✓
Number of meetings	14	10	4	8**

✓	Current committee member
*	Chair
**	Number of Risk Committee meetings does not reflect four meetings held by the Compliance Sub-Committee of the Risk Committee which was established by and operates under delegated authority from the Risk Committee

Audit Committee. The Audit Committee reviews and, as it deems appropriate, recommends to our Board our internal accounting and financial controls and the accounting principles and auditing practices and procedures to be employed in preparation and review of our financial statements. The Audit Committee is also directly responsible for the engagement and oversight of our independent public auditors.

During fiscal 2016, the Audit Committee held fourteen meetings. Each member of the Audit Committee meets the independence requirements of the NYSE and is financially literate, and each member of the Audit Committee is an independent director under Rule 10A-3 under the Exchange Act. In addition, each member of the Audit Committee is an audit committee financial expert.

Compensation and Human Resources Committee. The Compensation Committee is responsible for, among other things, reviewing and approving our overall compensation philosophy, determining the compensation of our executive officers and directors, administering our incentive and equity-based compensation plans, and succession planning, as described in further detail in the Compensation Discussion and Analysis.

During fiscal 2016, the Compensation Committee held ten meetings. Each member of our Compensation Committee meets the independence requirements of the NYSE and Rule 10C-1 of the Exchange Act, is a “non-employee director” under Exchange Act Rule 16b-3, and is an “outside director” under Section 162(m) of the Internal Revenue Code. If, at any time, all directors serving on the Compensation Committee do not meet the “non-employee director” requirements of Exchange Act Rule 16b-3 and “outside director” requirements of Section 162(m) of the Internal Revenue Code, the Compensation Committee will delegate to a special Section 16b-3 and Section 162(m) subcommittee consisting of those Compensation Committee members who meet such requirements the authority to approve grants of equity-based compensation subject to Section 16(b) of the Exchange Act and Section 162(m) of the Internal Revenue Code. Compensation Advisory Partners, LLC provides guidance and advice to the Compensation Committee on compensation-related matters. See “Compensation Matters—Compensation Discussion and Analysis—Executive Compensation Governance—Role of Compensation Consultants.”

Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee reviews and, as it deems appropriate, recommends to the Board policies and procedures relating to director and board committee nominations and corporate governance policies. During fiscal 2016, the Nominating and Corporate Governance Committee held four meetings. Each member of the Nominating and Corporate Governance Committee meets the independence requirements of the NYSE.

Risk Committee. The Risk Committee reviews and, as it deems appropriate, recommends to the Board the design and implementation of our risk strategy and policy, risk appetite framework and specific risk appetites and limits. The Risk Committee also oversees our risk management function and reviews the due diligence of any proposed strategic transaction. In addition, the Risk Committee oversees the Chief Risk Officer and the internal risk management function of the Company. In carrying out its duties, the Risk Committee is authorized to select, retain, terminate and approve fees and other retention terms of independent legal or other advisors as it deems appropriate, without seeking approval of management or the Board.

During fiscal 2016, the Risk Committee held eight meetings. Each member of the Risk Committee meets the independence requirements of the NYSE. Mr. Koch qualifies as an expert, as required by federal banking regulations, having the experience in identifying, assessing and managing large, complex financial firms’ risk exposures relevant to the Company’s particular risks and commensurate with the Company’s structure, risk profile, complexity, activities and size. As required by the Risk Committee charter, the chair of the committee, Mr. Koch, is also a non-executive director who meets the criteria for independence specified by the Federal Reserve Board’s Enhanced Prudential Standards (12 CFR 252.33(a)(4)(ii)).

Compensation Committee Interlocks and Insider Participation

None of the members of the Compensation Committee who served during 2016 are current or former officers or employees of the Company or any of our subsidiaries. No Company executive officer served on the compensation committee of another entity that employed an executive officer who also served on our Board. No Company executive officer served as a director of an entity that employed an executive officer who also served on our Compensation Committee.

Meetings of the Board of Directors and Attendance at the Annual Meeting

Our board of directors held eleven meetings during fiscal 2016. No member attended fewer than 75% of the Board and committee meetings on which the member sits. In accordance with our Corporate Governance Guidelines, all directors are expected to attend our annual meetings. All of our directors attended the annual meeting held April 28, 2016. The 2017 Annual Meeting is the Company’s third annual meeting since becoming a public company during fiscal 2014.

Succession Planning and Management Development

The Compensation Committee reviews at least annually, in consultation with the Chief Executive Officer, the Company’s talent management and management succession planning, including with respect to Chief Executive Officer selection and succession in the event of the incapacitation, retirement or removal of the Chief Executive Officer, and reviews evaluations of, and development plans for, any potential successors to the Chief Executive Officer and other key positions.

Executive Officers

Our executive officers are designated by, and serve at the discretion of, our board of directors. There are no family relationships among any of our directors or executive officers. Our executive officers are as follows:

Executive Officer	Age	Position
Bruce Van Saun	59	Chairman and Chief Executive Officer
Mary Ellen Baker	58	Executive Vice President and Head of Business Services
Randall J. Black	60	Executive Vice President and Controller
Brad L. Conner	55	Vice Chairman, Consumer Banking
Stephen T. Gannon	64	Executive Vice President, General Counsel and Chief Legal Officer
Malcolm Griggs	56	Executive Vice President and Chief Risk Officer
Donald H. McCree III	55	Vice Chairman, Commercial Banking
John F. Woods	52	Executive Vice President and Chief Financial Officer

Mr. Van Saun’s biography and related information may be found above under “Corporate Governance—Election of Directors—Nominees.”

Mary Ellen Baker is Executive Vice President and Head of Business Services with responsibility for Technology, Operations, Information and Corporate Security, Property Services, Vendor Management and Change Management. Ms. Baker joined the Company in August 2016 from PNC Financial Services Group, Inc. where she most recently held the title of Executive Vice President of Enterprise Services. She previously worked for Bank of America Corporation as Head of Enterprise Resiliency and Corporate Services and Head of Technology and Operations for the Consumer and Small Business Bank. Throughout her career, Ms. Baker has led numerous strategic projects in the areas of technology and operations, including supply chain, risk management, new technology implementation, and crisis response initiatives.

Randall J. Black became our Executive Vice President and Controller in April 2016. Prior to joining us, Mr. Black most recently was the Chief Executive Officer reporting to the Claims Administrator for the Deepwater Horizon Economic and Property Damages Settlement, a role he held since 2014. From 2011 through 2013, he served as Managing Director for Citigroup’s Mortgage Division. From 2009 through 2011, he was the Deputy Chief Accountant of the Office of the Comptroller of the Currency. Previously, Mr. Black held senior management positions at several banking institutions, including MBNA America where he served as Chief Accounting Officer and Controller from 1991 through 2005.

Brad L. Conner is Vice Chairman of our Consumer Banking Division. He is responsible for Retail Banking, Business Banking, Wealth Management, Home Lending Solutions, Auto Finance and Education Finance, as well as the Consumer Phone Bank and online channels. Before joining the Company in 2008, Mr. Conner was President of JP Morgan Chase & Co.’s Home Equity and Mortgage Home Loan Direct business. He previously oversaw the combined home equity business of Chase and Bank One after the companies merged in 2004, and served as Chief Executive Officer of Chase’s Education Finance businesses. Mr. Conner served as a director for the Rhode Island Public Expenditure Council from 2010 through 2012. Since 2009, he has served on the board of trustees of the Dave Thomas Foundation for Adoption, where he has served as treasurer since 2011, and currently serves on its audit committee and committee for institutional advancement. He has also been a member of the Consumer Bankers Association board of directors since 2011. Mr. Conner has a B.A. and M.B.A. from the University of Arkansas.

Stephen T. Gannon is our Executive Vice President, General Counsel and Chief Legal Officer. Mr. Gannon is responsible for overseeing our legal department, providing strategic leadership to the management of legal risk and overseeing an integrated legal function. Prior to joining the Company in August 2014, Mr. Gannon was the Executive Vice President and Deputy General Counsel of Capital One Financial Corporation. In his seven years at Capital One Financial Corporation, Mr. Gannon was responsible for advising on litigation and regulatory matters, transactional and product line matters as well as policy affairs and governance and, in January 2014, was appointed to serve as Market President for Central Virginia. Mr. Gannon was previously the General Counsel—Retail Brokerage Group at Wachovia Securities LLC, a partner and head of the securities litigation practice at LeClair Ryan, P.C., as well as a Staff Attorney and Branch Chief at the Securities and Exchange Commission. Mr. Gannon earned an A.B. in History and a J.D. from Georgetown University.

Malcolm Griggs became our Executive Vice President and Chief Risk Officer in April 2016. Mr. Griggs joined the Company in December 2014 as Executive Vice President and Chief Credit Officer. He is responsible for all credit, market, regulatory, compliance and operational risk management for the Company. Prior to joining Citizens, Mr. Griggs was head of business risk and controls for the U.S. Consumer and Commercial Banking businesses at Citigroup. Mr. Griggs has had a wide range of risk management responsibility over his banking career, including senior risk positions at Morgan Stanley Private Bank, Bank of America, Wachovia, and as the first Chief Risk Officer at Fifth Third Bank. He also served on the national Board of Directors of the Risk Management Association, including serving as Chairman. He currently serves on the Rhode Island Public Expenditure Council, Rhode Island Philharmonic Orchestra and RMA Foundation Board. Mr. Griggs received his undergraduate and law degrees from the University of North Carolina at Chapel Hill.

Donald H. McCree III is Vice Chairman of our Commercial Banking Division. Prior to joining the Company in August 2015, Mr. McCree served in a number of senior leadership positions over the course of 31 years at JPMorgan Chase & Co. and its predecessor companies. Most recently, Mr. McCree was Head of Corporate Banking and Chief Executive Officer of Global Treasury Services at JPMorgan, where he was responsible for providing relationship banking services to commercial clients as well as treasury and trade finance solutions to small businesses, multinational corporations, financial services firms and government entities worldwide. Prior to becoming Head of Corporate Banking, Mr. McCree’s roles at JPMorgan included Head of Global Credit Markets, North American Co-Head of Fixed Income and Head of Wholesale Risk Management. He also served as Head of Treasury and Corporate Development and was based in London for several years, where he served as European Co-Head of Investment Banking and Head of European and Asian Syndicated Finance. Mr. McCree received his B.A. from the University of Vermont.

John F. Woods joined the Company in February 2017 and assumed the position of Executive Vice President and Chief Financial Officer in March 2017. As Chief Financial Officer, Mr. Woods has responsibility for our Financial Planning and Analysis, Controller, Investor Relations, Strategy,

Treasury, Tax and Capital Management functions as well as for the business line finance groups. Mr. Woods joined the Company from Mitsubishi UFJ Financial Group, Inc. (MUFG), where he served as Chief Financial Officer of the MUFG Americas Holdings Corporation, which operates MUFG Union Bank, since 2013. He previously served as Vice Chairman and Chief Financial Officer for the predecessor company of MUFG Union Bank since December 2009. Prior to that, Mr. Woods was Chief Financial Officer of the Home Lending business at JPMorgan Chase and at Washington Mutual, a predecessor entity. Before that he held senior financial positions at the Federal Home Loan Mortgage Corporation (Freddie Mac), including Chief Financial Officer of the Funding & Investment Division and Corporate Controller. Mr. Woods began his financial career in 1986 with Arthur Andersen in Washington, D.C., where he rose to partner in the financial and risk consulting group during his 16 years with the firm. Mr. Woods holds a Bachelor of Science degree in Commerce from the University of Virginia at Charlottesville.

RELATED PERSON TRANSACTIONS

Policies and Procedures for Related Person Transactions

We have adopted a written related person transactions policy pursuant to which our executive officers, directors and significant stockholders, including their immediate family members, are not permitted to enter into a related person transaction with us without the consent of our Nominating and Corporate Governance Committee. Subject to certain transactions excluded from the policy, any request for us to enter into a transaction with an executive officer, director, significant stockholder or any of such persons’ immediate family members, in which the amount involved exceeds $120,000, is required to be presented to our Nominating and Corporate Governance Committee for review, consideration and approval. All of our directors, director nominees, executive officers and significant stockholders are required to report to our Nominating and Corporate Governance Committee any such related person transaction. In approving or rejecting the proposed transaction, our Nominating and Corporate Governance Committee will take into account, among other factors it deems appropriate, the commercial reasonableness of the terms, the benefit or perceived benefit, or lack thereof, to the Company, opportunity costs of alternate transactions, the materiality and character of the related person’s direct or indirect interest and the actual or perceived conflict of interest of the related person.

Transactions with Executive Officers and Directors

We provide credit facilities from time to time to certain directors and executive officers and their immediate families, as well as their affiliated companies. These credit facilities (i) complied with our Regulation O policies and procedures, (ii) were made in the ordinary course of business, (iii) were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to the lender, and (iv) did not involve more than a normal risk of collectability or did not present other features unfavorable to the Company.

Under supplemental retirement arrangements relating to their prior service to Charter One, which we purchased in 2004, Mr. Charles Koch, a director, as well as his brother, Mr. John Koch, are entitled to receive monthly payments. Mr. Charles Koch and Mr. John Koch received approximately $877,500 and $744,900, respectively, under this arrangement during 2016.

Other

Based solely on Schedule 13G filings made with the SEC, BlackRock, Inc. (“BlackRock”), The Vanguard Group, State Street Corporation and their affiliates are each considered a “Related Person” under our related person transaction policy because they each beneficially owned more than 5% of our outstanding common stock as of December 31, 2016.

Certain of our retirement plans use BlackRock and its affiliates to provide investment management services. In connection with these services, we paid BlackRock approximately $300,000 in fees during 2016. The Nominating and Corporate Governance Committee ratified and approved the relationship with BlackRock in accordance with our policy.

Indemnification Agreements

We entered into indemnification agreements with our directors and executive officers. These agreements require us to indemnify these individuals to the fullest extent permitted by Delaware law against liabilities that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified. Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors or executive officers, we have been informed that in the opinion of the SEC such indemnification is against public policy and is therefore unenforceable.

There is currently no pending material litigation or proceeding involving any of our directors and executive officers for which indemnification is sought or which is adverse to the Company.

STOCKHOLDER ENGAGEMENT

Stockholder Outreach

During 2016 we reached out to investors of our common stock to solicit feedback on corporate governance topics. We met with eight of our largest stockholders, representing over a quarter of our holders of outstanding common stock. Topics discussed included our strategy, executive compensation and governance practices. Obtaining investor feedback is important to us and feedback received was shared with the Board.

Communications with the Board

Stockholders who wish to contact our Board may send written correspondence, in care of the Corporate Secretary, to Citizens Financial Group, Inc., 600 Washington Boulevard, Stamford, Connecticut 06901. Communications may be addressed to the Lead Director or any alternate director, marked as confidential or otherwise. Communications not submitted confidentially which are addressed to directors that discuss business or other matters relevant to the activities of our Board will be preliminarily reviewed by the Office of the Corporate Secretary and then distributed either in summary form or by delivering a copy of the communication. Communications marked as confidential will be distributed, without review by the Office of the Corporate Secretary, to the director, or group of directors, to whom they are addressed. With respect to other correspondence received by the Company that is addressed to one or more directors, the Board has requested that the following items not be distributed to directors, because they generally fall into the purview of management, rather than the Board: junk mail and mass mailings, product and services complaints, product and services inquiries, resumes and other forms of job inquiries, solicitations for charitable donations, surveys, business solicitations and advertisements.

COMPENSATION MATTERS

PROPOSAL 2 - ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act, enacted in July 2010, requires that we provide our stockholders with the opportunity to vote to approve, on a nonbinding, advisory basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with the compensation disclosure rules of the Securities and Exchange Commission.

As described in the Compensation Discussion and Analysis, we seek to closely align the interests of our named executive officers with the interests of our stockholders.

We encourage you to review the complete description of our executive compensation programs provided in this proxy statement, including the Compensation Discussion and Analysis and the compensation tables and accompanying narrative.

Accordingly, we ask our stockholders to vote on the following resolution at the Annual Meeting.

RESOLVED, that the Company’s stockholders approve, on a nonbinding, advisory basis, the compensation of the Company’s executive officers named in the 2016 Summary Compensation Table, as disclosed pursuant to Item 402 of Regulation S-K (which disclosure includes the Compensation Discussion and Analysis, the compensation tables and accompanying narrative).

Although the vote on this proposal is advisory and, therefore, is not binding, the Compensation Committee will carefully consider the stockholder vote on this matter, including whether any actions will be necessary to address the concerns, if any, of our stockholders.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR

APPROVAL OF THE COMPANY’S EXECUTIVE COMPENSATION.

COMPENSATION DISCUSSION AND ANALYSIS

Introduction

This Compensation Discussion and Analysis (“CD&A”) describes our executive compensation philosophy and program. In particular, the CD&A and the compensation tables that follow focus on the compensation paid to our named executive officers (“NEOs”) with respect to fiscal year 2016. Our NEOs for 2016 are named below:

Name	Position
Bruce Van Saun	Chairman and Chief Executive Officer
John J. Fawcett	Interim Chief Financial Officer
Donald H. McCree III	Vice Chairman, Commercial Banking
Brad L. Conner	Vice Chairman, Consumer Banking
Stephen T. Gannon	General Counsel and Chief Legal Officer

Name of Former Executive	Position
Eric Aboaf	Former Chief Financial Officer

2016 Performance Highlights

Our executive compensation program is designed to provide incentives to achieve desired results, attract and retain key talent and encourage effective risk management. Our executive compensation strategies and performance highlights may vary from year to year as we continue to evolve as an independent publicly traded company and will be highly influenced by how we achieve and deliver financial results and meet key stakeholder objectives, while still ensuring that we maintain a reasonable and balanced risk appetite.

The Company made good progress and had a strong overall year in 2016, delivering solid execution on our plan to improve our financial performance and deliver for all stakeholders.

($s in millions, except per share data)

	2016		2015		2016 GAAP change from 2015 GAAP		2016 Adjusted* change from 2015 Adjusted*
Financial results	GAAP	Adjusted*	GAAP	Adjusted*	$/bps	%	$/bps	%
Net interest income	$3,758	$3,758	$3,402	$3,402	$356	10%	$356	10%
Noninterest income	1,497	1,430	1,422	1,422	75	5%	8	1%

Total revenue	5,255	5,188	4,824	4,824	431	9%	364	8%
Noninterest expense	3,352	3,316	3,259	3,209	93	3%	107	3%
Net income	1,045	1,026	840	871	205	24%	155	18%
Basic earnings	$1.97	$1.94	$1.55	$1.61	$0.42	27%	$0.33	20%
Diluted earnings	$1.97	$1.93	$1.55	$1.61	$0.42	27%	$0.32	20%
Average loans and leases	103,388	103,388	96,150	96,150	7,238	8%	7,238	8%
Average total assets	143,183	143,183	135,070	135,070	8,113	6%	8,113	6%

Key Performance Metrics*
Return on average tangible common equity	7.74%	7.60%	6.45%	6.69%	129		91
Efficiency ratio	63.80%	63.92%	67.56%	66.52%	(376)		(260)
Operating leverage	6.08%	4.22%	0.81%	3.27%	527		95

•	Financial performance improved materially, and Citizens continued to close the performance gaps to peers:

•	Adjusted total revenue* of $5.2 billion increased 8%, compared to the peer average of 5%, reflecting solid performance and the benefit of higher interest rates.

•	Average total assets of $143.2 billion increased 6%, driven by loan growth of 8% in line with peers.

•	Adjusted noninterest expense* of $3.3 billion increased 3% as our continued strong expense discipline helped offset strategic investments to drive future revenue growth and improve our operational and regulatory capabilities; compares to peer average expense growth of 5%.

•	Adjusted operating leverage* was a robust 4%.

•	Adjusted net income* of $1.0 billion increased $155 million, or 18% compared to the peer average increase of 3%.

•	Adjusted fully diluted earnings per share* increased 20%, compared with peer average increase of 4%.

•	Adjusted efficiency ratio* of 64%, improved 260 basis points, outperforming the peer average change by 180 basis points.

•	Adjusted return on average tangible common equity* of 7.6% improved 91 basis points year-over-year despite the continued low-rate environment, outperforming the peer average change by 111 basis points.

* Key Performance Metrics (KPMs) are used by management to gauge our performance and progress over time in achieving our strategic and operational goals and also in comparing our performance against our peers. Adjusted results are considered non-GAAP financial measures and exclude restructuring charges, special items and/or notable items, which are included where applicable, in the financial results presented in accordance with GAAP. Adjusted KPMs are considered non-GAAP financial measures. For additional information on KPMs and non-GAAP financial measures and their reconciliation to GAAP financial measures, see pages 49-53 of our 2016 Annual Report on Form 10-K, in the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Principal Components of Operations and Key Performance Metrics Used By Management—Key Performance Metrics and non-GAAP Financial Measures” of Part II, Item 7. Note that peer results have been adjusted for similar revenue and expense items to facilitate comparisons to our adjusted results.

•	Continued execution against our key performance goals:

•	Received second consecutive non-objection from the Federal Reserve on the Company’s Comprehensive Capital Analysis and Review (“CCAR”) submission.

•	Successfully delivered on targeted efficiency initiatives, which drove a $200-$220 million run-rate benefit by the end of 2016.

•	Continued execution against major growth initiatives. Strong balance sheet growth in Consumer and Commercial with 8% year-over-year average loan growth. Expanded capabilities in key fee income businesses, including in Mortgage, Wealth, Capital & Global Markets and Treasury Solutions.

•	Strong progress on advancing strategic capabilities using digital technologies and partnerships to create better experiences for our customers.

•	Continued momentum in culture and colleague engagement and key additions to the senior leadership team.

•	Repurchased 17.3 million shares of common stock at an average price of $24.81, and including dividends, returned $671 million to common stockholders.

Significant 2016 Executive Compensation Decisions

Over 98% of the votes cast on the annual advisory say on pay vote conducted at our 2016 annual meeting approved the compensation of our NEOs. In light of this favorable result, no specific actions were taken in response to the vote, although we have made the following decisions during 2016 which we believe serve to further align the Company’s executive compensation program with the interests of our stockholders, consistent with good governance and market practice:

•	We discontinued our use of role-based allowances effective January 1, 2016, which significantly reduced the level of fixed pay for our executives, further aligning our compensation program with US market practice;

•	We executed an amended employment agreement with our Chairman and Chief Executive Officer, Bruce Van Saun, which balances the Company’s obligations to Mr. Van Saun under his prior agreement and achieves the following positive results for the Company: (i) motivates and rewards Mr. Van Saun for the achievement of our strategic objectives; (ii) provides additional retentive value; and (iii) aligns terms and conditions more closely with US market practice;

•	We approved an executive pay mix for 2016 aligned to regulatory and investor expectations, which delivers 50%-70% of variable compensation in the form of long-term awards (70% for our CEO) and 20%-50% of variable compensation in the form of performance stock units that are earned based on achievement of financial results (50% for our CEO);

•	We granted performance stock units in March 2016 that vest after a three-year performance period, depending on the level of achievement against average return on average tangible common equity and cumulative diluted earnings per share measures during the period of January 1, 2016 through December 31, 2018, in order to further enhance the alignment between the interests of our executives and stockholders; and

•	We expanded the number of employees receiving a portion of their variable compensation in the form of performance stock units, starting with grants made in March 2016.

Executive Compensation Philosophy & Principles

The fundamental principles that guide the design and implementation of compensation programs for our NEOs include:

•	Attract, retain, motivate and reward high-caliber executives to deliver long-term business performance within acceptable risk parameters;

•	Provide clear alignment between annual and long-term compensation for executives and the Company’s strategic plans;

•	Support a culture where employees recognize the importance of serving customers well and are rewarded for superior performance; and

•	Encourage the creation of value over the long-term and align the rewards of executives with returns to stockholders.

Highlights of our Pay Practices

We believe our pay practices demonstrate our commitment to alignment with stockholders’ interests and our dedication to maintaining a compensation program supported by strong corporate governance, as exemplified by the following practices:

	What We Do		What We Don’t Do
✓	Pay for performance. A significant portion of our executives’ compensation is awarded in the form of performance awards that are earned based on Company performance.	×	No single trigger cash payments. We do not provide for any single trigger severance payments upon a change of control.

✓	Bonus funding dependent on our risk performance. Our discretionary bonus funding is determined based on a number of factors, including but not limited to, the Company’s risk performance.	×	Prohibition against hedging and pledging. We do not allow employees and directors to hedge or pledge Company securities.

✓ ✓

Pay is subject to clawback. We have a broad-based process through which events having a material impact on the Company are reviewed for potential impact on compensation.

Robust compensation plan governance. Our compensation plans are subject to a robust governance process that involves control partners (including risk, legal, human resources and finance), and the Compensation Committee reviews the plans on an annual basis.

		×	No tax gross-ups. We do not offer tax gross-ups on executive benefits other than in connection with our relocation program, which provides a gross-up to all employees receiving relocation assistance. In addition, we do not provide for excise tax gross-ups upon a change of control.
		×	Dividend equivalents are not paid on unvested units. Dividend equivalents are accrued but not paid until restricted stock units and performance stock units become vested.

✓	Stock ownership and retention guidelines. Our executives and directors are subject to stock ownership and retention guidelines (CEO - 5x base salary; other executives - 3x base salary; directors - 4x board cash retainer).

✓	Annual say on pay vote. We submit our executive compensation to an annual say on pay vote in order to elicit timely and regular feedback from stockholders.

✓	Stockholder engagement. We are committed to proactively engaging with stockholders in order to elicit their feedback on our corporate governance and compensation practices.

✓	Independent compensation consultant. The Compensation Committee engages an independent compensation consultant, who performs work solely for the committee.

Historic Ownership Structure and Executive Compensation

Prior to our public offering in September 2014, the Company was a wholly-owned subsidiary of The Royal Bank of Scotland Group plc (“RBS”). During that time, our executive compensation was governed by the philosophy and objectives of RBS and was subject to approval by the RBS Performance and Remuneration Committee of the Board of Directors (“RemCo”). Decision-making authority for executive compensation transitioned to our Compensation Committee upon our initial public offering, with RemCo’s role limited to ensuring compliance with UK and European regulations until RBS completed the sale of its equity interest in the Company in November 2015. Until that time, our NEOs remained subject to UK Remuneration Code requirements regarding variable pay as well as the requirements of Capital Requirements Directive IV (“CRD IV”), which mandated that they could not receive variable compensation in excess of 100% of fixed compensation. In order to deliver competitive levels of compensation to our employees impacted by CRD IV, role-based allowances were implemented by RBS.

Following RBS’ sale of its remaining equity interest in the Company in November 2015, UK and European remuneration regulations no longer applied to the Company and we have made several changes to our compensation program consistent with our philosophy. Most notably, we have eliminated role-based allowances in order to more effectively align our compensation program with our strategic objectives, the interests of our stockholders and practices at our US peers. The amounts of the former role-based allowances have become part of executives’ variable compensation opportunities for 2016 and future years. Although UK and European regulations no longer apply to us at the current time, much of the compensation disclosed in the 2016 Summary Compensation Table for 2015 and 2014 was partially driven by compliance with the regulatory environment in which we were operating at the time.

Executive Compensation Program Components

The following table summarizes the principal elements of the compensation program that applied to our NEOs for 2016. Each element is described more fully in subsequent sections of the CD&A. Mr. Fawcett, our Interim Chief Financial Officer, was eligible for base salary only.

Element of Pay	Objective	Key Characteristics
Base Salary	To attract and retain talented executives who can effectively lead the organization to achieve our strategic objectives.	Base salaries are reviewed annually and are intended to fairly compensate executives for the position held and to recognize the skills and competencies of each individual. Salaries are set to be sufficient to discourage inappropriate risk taking.

Variable Compensation	To support a culture where employees recognize the importance of serving customers well and are rewarded for their individual contributions and our collective success, and to align compensation with stockholders’ interests.	Variable compensation is designed to reward achievement of long-term objectives and annual progress toward those objectives, in a manner that aligns pay with the interests of stockholders and is market competitive. Our variable compensation is designed to discourage inappropriate risk taking by delivering a balanced portfolio of compensation distributed among fixed and variable pay, short- and long-term incentives, and cash and equity. Variable compensation awards for NEOs are determined based on Company, divisional/functional and individual performance, as discussed below in “—Executive Compensation Decisions”, and include long-term awards and short-term awards:

Element of Pay	Objective	Key Characteristics

	Long-Term Awards	Generally granted in the form of restricted stock units and performance stock units, long-term awards are intended to tie executive pay to the interests of stockholders and to provide retention incentives for executives. The value actually realized by the executive varies based on stock price movement and other financial performance factors in the case of performance stock units. For the 2016 performance year, 60%-70% of variable compensation was delivered to the NEOs in the form of long-term awards, of which between 50%-70% was in the form of performance stock units.

	Short-Term Awards	The remaining portion of variable pay for the 2016 performance year was delivered in cash.

Other Benefits	To give executives an opportunity to provide for their retirement and address other specific needs.	Our NEOs are eligible to participate in our Company-sponsored benefit programs, including our broad-based 401(k) plan and employee stock purchase plan, on the same terms and conditions that apply to all of our employees. In addition, we provide certain perquisites to our NEOs, which are described in footnote 8 to the 2016 Summary Compensation Table.

Executive Compensation Governance

Role of Compensation Committee

The Compensation Committee is composed of independent directors and is responsible for establishing, implementing and monitoring the administration of our executive compensation plans and programs and for approving our executives’ compensation. Among its duties, the Compensation Committee is responsible for determining the compensation of our CEO, and based upon recommendations from the CEO (together with our Chief Human Resources Officer), approving compensation for our other executives. In addition, the Compensation Committee is generally responsible for overseeing our material compensation and benefit plans, recommending to the Board of Directors non-employee director compensation, evaluating executive performance, and reviewing talent management and succession planning.

Role of Compensation Consultants

Compensation Advisory Partners, LLC

The Compensation Committee retained Compensation Advisory Partners, LLC (“CAP”) to provide guidance and advice on compensation-related matters during 2016. CAP was directly selected and retained by the Compensation Committee to provide a broad set of services pertaining to the compensation of our executives and our directors. The Compensation Committee does not engage CAP for any additional services outside of executive and director compensation consulting. In connection with CAP’s retention and on an annual basis, the Compensation Committee conducts an assessment of potential conflicts of interest of CAP, considering various factors including but not limited to the six factors mandated by the New York Stock Exchange rules, and no conflicts of interest relating to its services have been identified.

McLagan, AON Hewitt (“MaLagan”)

Our management retains McLagan to provide market compensation data, which is referenced by the Compensation Committee when making executive compensation decisions. In addition to our internal review of incentive plans, in 2015 management engaged McLagan to conduct an external review of our incentive compensation plans in order to assess them from a risk perspective and to make design recommendations. We plan to continue to engage an external consultant to conduct this type of analysis at least once every three years.

Role of Management

Our CEO reviews the performance of each of the other NEOs annually. Following this review, the CEO (together with our Chief Human Resources Officer) makes salary and variable compensation recommendations for NEOs (other than himself) to the Compensation Committee for review, feedback, and approval. Our CEO does not have any role in determining his own compensation.

Compensation Peer Group

As part of its decision-making process, the Compensation Committee uses a peer group of companies for comparisons of compensation and performance. The Compensation Committee discusses the construct of the peer group on an annual basis, and makes any necessary adjustments based on the advice of management and its independent consultant. During its annual review of the peer group, the Compensation Committee considers the size, complexity, and business mix of potential peers. Although the Compensation Committee refers to competitive compensation and performance information in making compensation decisions, it does not target a specific percentile.

The Compensation Committee determined in 2016 that continued use of the following peer group, which is consistent with our financial peer group, remained appropriate for its reference in making 2016 performance year decisions:

BB&T Corporation	KeyCorp	SunTrust Banks, Inc.
Comerica Corporation	M&T Bank Corporation	Regions Financial Corporation
Fifth Third Bancorp	The PNC Financial Services Group, Inc.	U.S. Bancorp

Executive Compensation Decisions

Base Salary

Our NEOs’ salaries are reviewed by the Compensation Committee annually. NEOs’ salaries are subject to change at the Compensation Committee’s discretion if, among other reasons, the executives’ responsibilities change materially or there are significant changes in the competitive market environment. No modifications have been made to our NEOs’ salaries for 2016 or 2017, as the Compensation Committee determined each of their salaries is at a level appropriate to their role. For the amounts of our NEOs’ base salaries earned during 2016, see the “Salary” column of the 2016 Summary Compensation Table below, along with accompanying footnotes.

Variable Compensation

Determining Variable Compensation

The Compensation Committee determines the variable compensation amounts for our NEOs on a discretionary basis, based on an evaluation of Company and individual performance (within, and subject to, the parameters of our annual incentive plan described below). The factors considered by the Compensation Committee represent both objective and subjective considerations. The Compensation Committee does not necessarily favor one measure over another or apply a particular formula or weighting, but instead uses a balanced view of performance to gain a comprehensive understanding of the Company’s overall results and the individual executive’s results.

In making these determinations, the Compensation Committee evaluates a broad set of performance criteria through the use of a scorecard reflecting the following dimensions: financial and business delivery; risk and control; customer; strategic initiatives; and people. The elements considered reflect a balanced review of performance, providing a means for applying structured discretion in assessing results and determining pay. Our senior leaders, including our NEOs, are also subject to an annual risk assessment by our Chief Risk Officer, the results of which are considered by the Compensation Committee when making compensation decisions. In addition, executive compensation levels at our peer firms are considered by the Compensation Committee based on most recently available data (2015). Our peer firms for this purpose are identified above in “—Executive Compensation Governance—Compensation Peer Group”. With respect to Mr. Van Saun, in determining his variable compensation amount, consideration is also given to his target total compensation amount of $7.5 million established by his amended employment agreement.

The Compensation Committee determined that the 2016 variable compensation amounts reflected below in the 2016 Performance Year Compensation Supplemental Table for our NEOs were appropriate, in large part, due to 2016 Company performance described earlier in “—Performance Highlights” and the following key individual achievements during 2016:

•	Bruce Van Saun, Chairman and Chief Executive Officer:

•	Achieved strong performance results, which exceeded guidance overall, demonstrated our ability to deliver on revenue and expense initiatives despite a relatively challenging interest rate environment for most of the year and continued to close the gap in our performance relative to peers.

•	Launched several initiatives focused on customer experience and satisfaction, which remains a key focus.

•	Continued to deepen relationships through robust engagement with stockholders, analysts and clients.

•	Achieved further progress toward building a strong culture focused on continued improvement in compliance and risk management, enhanced our risk appetite framework and received a non-objection to our CCAR submission for the second year in a row.

•	Continued to build on our previous success of attracting and retaining high-performing talent for various key positions on our senior leadership team.

•	Increased focus on leadership development and gained momentum in colleague culture and engagement as well as community engagement, including the development of a new corporate campus in Johnston, Rhode Island.

•	Donald H. McCree III, Vice Chairman, Commercial Banking:

•	Strong financial performance driven by growth in our lead relationships, client penetration and revenue diversification across client and product groups.

•	Launched the Commercial broker-dealer as well as the implementation of new interest rate and market risk platforms for Global Markets, thereby improving the revenue generation process and creating efficiencies.

•	Completed various customer experience initiatives focused on process and technology improvements.

•	Completed a build-out of Capital and Global Markets, continued to strengthen Treasury Solutions platform, and created a new strategy for the Asset Finance business.

•	Restructured the division to enable process improvements and efficiencies.

•	Brad L. Conner, Vice Chairman, Consumer Banking:

•	Drove a transformation of the distribution network through a focus on transaction migration, implementation of the “branch of the future”, and providing training to branch colleagues in order for them to more effectively address customer needs.

•	Continued strong trajectory of performance in our Consumer Lending businesses, with our student loan refinance and Apple iUP products and the introduction of a new unsecured loan product.

•	Continued focus on customer experience initiatives, resulting in improvement in customer experience against key metrics.

•	Increased deposits at a rate exceeding peer growth and expanded capabilities in key fee income businesses.

•	Completed a Consumer risk transformation aligned to our credo, policies and frameworks and regulatory expectations.

•	Stephen T. Gannon, General Counsel and Chief Legal Officer:

•	Provided support and oversight of key corporate initiatives and transactions, including the establishment of our Commercial broker-dealer and a share repurchase program, completion of the troubled debt restructuring sale and the buy back of subordinated debt held by RBS.

•	Continued focus on the regulatory agenda and the development of strong regulatory relationships.

•	Strengthened partnerships between Legal and the businesses and functions, including Risk, in order to provide more efficient input and oversight on initiatives.

•	Developed processes to enhance and create efficiencies in connection with vendor transactions.

Neither Mr. Fawcett, our Interim Chief Financial Officer, nor Mr. Aboaf, our former Chief Financial Officer, was eligible for variable compensation in respect of the 2016 performance year.

Variable compensation payable to our executive officers is generally subject to the maximums set forth in the Citizens Financial Group, Inc. Performance Formula and Incentive Plan (the “Section 162(m) Plan”) (also see “—Tax Deductibility of Compensation” below), which limits the amount of annual variable compensation that can be granted to 2% of adjusted pre-tax operating income for our CEO and 0.7% of adjusted pre-tax operating income for other executive officers. For more information about awards granted under the Section 162(m) Plan in respect of 2016, including the definition of pre-tax operating income, please see footnote 2 to the 2016 Grants of Plan-Based Awards Table.

Variable Compensation Mix

Each year, the Compensation Committee determines the appropriate mix of variable compensation. For the 2015 and 2016 performance years, the following variable compensation mixes were approved for our NEOs:

Under the SEC reporting rules, the cash portion of our NEOs’ variable compensation awards for the 2016 performance year is reflected in the “Non-Equity Incentive Compensation” column of our 2016 Summary Compensation Table. The performance stock units and restricted stock units will be reflected in the “Stock Awards” column of our 2017 Summary Compensation Table.

Restricted stock units granted in 2016 for performance year 2015 are scheduled to become vested in ratable installments on the first, second and third anniversaries of the grant date.

Performance stock units granted in 2016 for performance year 2015 (“2016 PSU Awards”) have a three-year performance period of January 1, 2016 through December 31, 2018, and are scheduled to become vested on the third anniversary of the grant date. Half of each 2016 PSU Award is earned based on cumulative diluted earnings per share (“Diluted EPS”) and half is earned based on average return on average tangible common equity (“ROTCE”), with a maximum payout of 150% of target. Diluted EPS and ROTCE were selected by the Compensation Committee as appropriate measures as improvement in these metrics is an integral element of the Company’s strategic plan.

2015 PSU Award Performance Assessment

The Compensation Committee assessed performance levels for performance stock units granted in 2015 relating to the 2014 performance year (the “2015 PSU Awards”) at its meeting held on February 16, 2017. The 2015 PSU Awards have a performance period of January 1, 2016 through December 31, 2016 and are based half on Diluted EPS and half on ROTCE, with a maximum award of 125% of target. The Committee determined that, under the plan, Diluted EPS of $1.97 was achieved (resulting in a 36.5% payout) and ROTCE of 8.05% was achieved (resulting in a 37.5% payout), resulting in an overall payout of 74% for the 2015 PSU Awards. 2016 Reported Return on Tangible Common Equity of 7.74% was adjusted to remove the impact of the change in Other Comprehensive Income (“OCI”), both in the target and in the impact of the actual change in OCI over the performance period, resulting in a 31 basis point adjustment. In spite of strong execution of the Company’s plan, the level of interest rates remained lower than anticipated when the targets were set, resulting in the lower than target payout.

The portion of 2015 PSU Awards determined earned by the Committee remain subject to time-based vesting conditions until the March 23, 2018 vesting date, and also remain subject to a risk sensitivity assessment to be performed by the Compensation Committee following the end of 2017. As part of this risk assessment, the Compensation Committee will evaluate whether during the period of January 1, 2015 to March 23, 2018, there was inadequate sensitivity to risk that caused or could be reasonably expected to cause a material adverse impact on the company or a grantee’s line of business or function. If the Compensation Committee determines there was such inadequate sensitivity to risk it may, in its discretion, reduce the amount of awards to be paid out at vest up to 100%, in the aggregate for all grantees or on an individual basis.

2016 Performance Year Compensation Supplemental Table

The following table reflects the direct compensation earned by each NEO for the 2016 performance year.

Name	Base Salary		Variable Compensation			Total 2016 Direct Compensation
			Cash(2)	Restricted Stock Units(3)	Performance Stock Units(3)
Bruce Van Saun	$1,487,000		$2,013,900	$1,342,600	$3,356,500	$8,200,000
John J. Fawcett	$115,385	(1)	-	-	-	$115,385
Donald H. McCree III	$700,000		$847,500	$565,000	$1,412,500	$3,525,000
Brad L. Conner	$700,000		$637,500	$425,000	$1,062,500	$2,825,000
Stephen T. Gannon	$600,000		$560,000	$420,000	$420,000	$2,000,000
Eric Aboaf	$686,539	(1)	-	-	-	$686,539

(1)	Reflects the amount of salary earned by Mr. Fawcett for his service as Interim Chief Financial Officer between December 17 through December 31, 2016, and earned by Eric Aboaf for his 2016 service as Chief Financial Officer through December 16, 2016. For Mr. Aboaf, this amount also includes the value of accrued paid time off that was paid in connection with his resignation ($13,462).

(2)	The cash portion of 2016 variable compensation awards is reflected in the “Non-Equity Incentive Plan” column of the 2016 Summary Compensation Table below for all NEOs (other than Messrs. Fawcett and Aboaf), each of whom was a participant in the Section 162(m) Plan during 2016.

(3)	These amounts represent the variable compensation elements awarded in the form of equity- based awards. The number of Company shares subject to these awards was determined based on the Company’s closing share price on the grant date. Under SEC reporting rules, equity awards relating to performance year 2016 are not reflected in the 2016 Summary Compensation Table because they were granted in March 2017, and will be disclosed in our proxy statement filed next year.

Mr. Van Saun’s special equity award is not reflected in the above table given the unique nature of the award.

Other Benefits

Employment Agreements

Each of our active NEOs is party to an employment agreement which provides for certain compensation and benefits, including (other than for Mr. Fawcett), severance benefits in certain circumstances. For details, see “Termination of Employment and Change of Control—Employment Agreements with our NEOs” below and “Termination of Employment and Change of Control—Severance” below.

In light of UK and European remuneration regulations ceasing to apply to the Company in late 2015, we entered into an amended employment agreement with Mr. Van Saun on May 5, 2016. The

Compensation Committee’s objective was to put into place an arrangement that balanced its former obligations under Mr. Van Saun’s prior agreement and achieved the following positive results for the Company: (i) motivates and rewards Mr. Van Saun for the achievement of our strategic objectives; (ii) provides additional retentive value; and (iii) aligns terms and conditions more closely with US market practice.

Key Changes

•	Elimination of role-based allowance. Elimination of Mr. Van Saun’s annual role-based allowance of $2.7 million, which was previously required in order to ensure compliance with the bonus cap required by CRD IV, thereby allowing a larger portion of his compensation for 2016 and future years to be in the form of variable compensation.

•	Elimination of pension benefit funding. Annual pension benefit funding of approximately $562,000 was provided to Mr. Van Saun under the former agreement, as originally agreed by RBS and intended to make him whole for pension benefit funding received during his service to RBS in the UK. The pension benefit funding has been eliminated.

•	Grant of a special one-time equity award. Grant of a one-time equity award with a target value of $3 million has been made to Mr. Van Saun, half of which was granted in the form of restricted stock units and half in performance stock units (in the case of performance stock units, with vesting level depending on performance, as described below). This award will become vested on the three year anniversary of the grant date, provided Mr. Van Saun does not resign prior to that date. The performance stock units are intended to focus and reward Mr. Van Saun for successful achievement of the Company’s long-term strategic plan. To that end, the Compensation Committee will conduct an assessment of results across financial, risk, customer and enterprise initiative performance dimensions following the end of the three-year performance period. The Compensation Committee determined that making this one-time award to Mr. Van Saun would provide additional retentive value, in addition to providing him with consideration for the elimination of his pension benefit funding in a form that further aligns Mr. Van Saun with the strategic objectives of the business.

•	Elimination of paid notice period. The new agreement eliminates a six month paid notice period for Mr. Van Saun in a voluntary resignation scenario.

•	Institution of a fixed term. The former agreement continued indefinitely, whereas the new agreement has an initial five-year term that will be extended automatically for a subsequent two-year term unless either party provides at least 12 months notice to terminate.

The terms of Mr. Van Saun’s amended employment agreement are described in greater detail below under the heading “Termination of Employment and Change of Control—Employment Agreements with our NEOs—Employment Agreement with Mr. Van Saun”.

On November 3, 2016, we entered into an employment agreement with our Interim Chief Financial Officer, Mr. Fawcett, to ensure continuity following the resignation of Mr. Aboaf. The agreement provides for a monthly salary of $250,000 during his employment commencing on December 17, 2016 and ending no later than March 17, 2017. Mr. Fawcett was not eligible for any bonus or other incentive compensation or severance payments or benefits under his employment agreement. The terms of Mr. Fawcett’s employment agreement are described in greater detail below under the heading “Termination of Employment and Change of Control—Employment Agreements with our NEOs—Employment Agreements with Other NEOs”.

Nonqualified Deferred Compensation Plans

We sponsor two nonqualified deferred compensation plans—the CFG Deferred Compensation Plan and the CFG Voluntary Executive Deferred Compensation Plan. Following closure of the CFG Deferred Compensation Plan to new participants on December 31, 2008, the CFG Voluntary Executive Deferred Compensation Plan was adopted, effective as of January 1, 2009. The deferred compensation plans currently do not offer any matching contributions or provide for above-market earnings. During 2016, Mr. Van Saun participated in the CFG Voluntary Executive Deferred Compensation Plan. For a description of the material terms of this deferred compensation plan, see the narrative following the 2016 Nonqualified Deferred Compensation Table below.

Pension Plan

We sponsor the CFG Pension Plan, a tax-qualified, non-contributory defined benefit pension plan that was closed to new participants effective January 1, 2009 and frozen to all participants and benefit accruals effective December 31, 2012. Mr. Conner had a benefit under this plan as of December 31, 2016 because he was hired prior to 2009. For a description of the material terms of the CFG Pension Plan, see narrative following the 2016 Pension Benefits Table.

401(k) Plan

We maintain a qualified defined contribution 401(k) plan for all of our employees. Employees may defer up to 50% of their eligible pay to the plan up to Internal Revenue Code limits. After employees have completed one full year of service, employee contributions are matched at 100% up to an overall limit of 4% and employees receive an additional Company contribution equal to 2% of earnings, subject to limits set by the Internal Revenue Service. Our NEOs are entitled to participate in our 401(k) plan on the same basis as our employees generally, except that, prior to the execution of his amended employment agreement in May 2016, Mr. Van Saun was not eligible to receive any Company contributions under our 401(k) plan due to his receipt of pension benefit funding under his previous employment agreement that was negotiated by RBS.

Health and Welfare Benefit Plans

Our NEOs other than Mr. Fawcett are eligible to participate in Company-sponsored benefit programs, offered on the same terms and conditions as those made generally available to our employees, including medical, dental, vision, short-term and long-term disability plans.

Perquisites and Other Benefits

We provide our NEOs with independent advisors to assist them with financial planning, if desired by the executives. Our NEOs are also covered by a relocation policy and a charitable contribution policy that generally cover all our employees. Our company car was used by certain of our NEOs for limited personal use. Mr. McCree is provided with a housing allowance through 2017 due to travel obligations associated with his role. For additional details on the perquisites provided to our NEOs in 2016, see footnote 8 to the 2016 Summary Compensation Table below.

Clawback Process

Citizens has a Company-wide accountability review process to ensure that there is a standardized process to take appropriate action in instances where new information would have changed variable compensation decisions made in previous years or should be considered in making variable compensation decisions for the current year. As part of that process, the Accountability Review Panel (“ARP”) meets on a regular basis to consider the events referred for its review by our businesses and control functions, to determine whether compensation adjustments are appropriate for involved colleagues. Potential actions by the ARP may include current-year variable compensation adjustment, forfeiture of unvested awards, or clawback.

In addition, RBS awards that were converted into Company share-based awards in connection with our offering are subject to clawback provisions contained in the relevant plan rules.

Our CEO and CFO are also subject to clawback as mandated by the Sarbanes-Oxley Act. The Compensation Committee monitors regulatory developments relating to clawback and will continue to evaluate our practices in order to ensure they drive appropriate behavior and discourage inappropriate risk taking, as well as comply with applicable law.

Stock Ownership and Retention Guidelines

The Company maintains stock ownership and retention guidelines in order to further align the long-term interests of our executives and non-employee directors with those of our stockholders. Our stock ownership guidelines require that our executives and non-employee directors hold shares having an aggregate value equal to a multiple of executives’ annual base salary or non-employee directors’ annual cash retainer, as follows:

Position	Multiple
Chief Executive Officer	5x Annual Base Salary
Other Executives	3x Annual Base Salary
Non-Employee Directors	4x Annual Cash Board Retainer

Shares that count for purposes of ownership under the guidelines include (i) shares or units for which receipt has been deferred (including shares held through our 401(k) plan, shares purchased under our tax-qualified employee share purchase program, unvested restricted stock units and shares or units held through a deferred compensation plan maintained by Citizens) and (ii) restricted stock and unvested restricted stock units (that may only be settled in shares) that are subject to time-based vesting conditions only. Unexercised options (whether vested or unvested), performance awards (including performance-based restricted stock and performance-based units) and unvested restricted stock units that may only be settled in cash do not count towards the satisfaction of these guidelines.

Each executive or non-employee director has five years from the date he or she becomes subject to these guidelines to achieve compliance. As a result of modifications made to our guidelines effective for 2016, executives are also required to hold 50% of shares acquired as a result of settlement of compensatory awards granted in 2016 and onward until ownership guidelines have been met. Starting in 2016, directors’ restricted stock unit awards are not settled until their cessation from service on the Board.

Prohibition on Hedging and Pledging

We prohibit our employees, including our NEOs, from engaging in any hedging transactions (including transactions involving options, puts, calls, prepaid variable forward contracts, equity swaps, collars and exchange funds or other derivatives) that are designed to hedge or speculate on any change in the market value of the Company’s equity securities or pledging their ownership in our securities (including equity-based awards), which would undermine the risk alignment embedded in our equity-based compensation arrangements.

Tax Deductibility of Compensation

Under Section 162(m), a public company generally may not deduct compensation in excess of $1 million paid to its chief executive officer and the three other most highly compensated executive officers (other than the chief financial officer), unless the compensation qualifies as “performance-based.” The Company believes that tax deductibility of compensation is an important factor, but not the sole or primary factor in setting executive compensation policy or in rewarding executive performance. Accordingly, we seek to structure our variable equity-based and cash-based incentive awards to be deductible under Section 162(m), if possible. However, to maintain flexibility in compensating our executives, we do not have a policy requiring compensation to be fully deductible under Section 162(m).

Process for Approval of Equity Grants

We do not grant equity awards in anticipation of the release of material, non-public information, nor do we time the release of material, non-public information based on equity grant dates. The Compensation Committee has delegated the authority to make off-cycle equity grants under the Citizens Financial Group, Inc. 2014 Omnibus Plan (the “Omnibus Plan”) to participants other than our executives to the Equity Committee of the Board, which is comprised of our CEO, subject to limits designated by the Compensation Committee, as described above in “Board Governance and Oversight—Committees of the Board”.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis included in this proxy statement with members of management, and based on such review and discussions, the Compensation Committee recommended to the board that the Compensation Discussion and Analysis be included in this proxy statement.

The Compensation and Human Resources Committee

Arthur F. Ryan (Chair)

William P. Hankowsky

Leo I. Higdon

Wendy A. Watson

EXECUTIVE COMPENSATION

2016 Summary Compensation Table

This 2016 Summary Compensation Table reflects the compensation of our NEOs in accordance with SEC reporting rules, which require that cash awards be disclosed in the year in which they are earned and that stock grants be disclosed in the year of grant (regardless of whether they were earned for performance during that year).

Name and Principal Position	Year	Salary($)(3)	Bonus($)(4)	Stock Awards($)(5)	Non-Equity Incentive Plan Compensation($)(6)	Change in Pension Value and Nonqualified Deferred Compensation Earnings($)(7)	All Other Compensation($)(8)	Total($)

Bruce Van Saun,	2016	1,487,000	0	5,478,086	2,013,900	0	260,538	9,239,524
Chairman and Chief Executive	2015	1,487,000	0	4,393,876	1,000,920	0	1,115,166	7,996,962
Officer	2014	1,455,050	0	4,935,526	3,342,638	0	790,541	10,523,755

John J. Fawcett,	2016	115,385	0	0	0	0	1,855	117,240
Interim Chief Financial Officer(1)	2015	243,704	0	574,061	0	131	762,839	1,580,735
	2014	700,000	0	1,053,444	1,050,000	762	561,868	3,366,074

Donald H. McCree III,	2016	700,000	0	641,363	847,500	0	139,200	2,328,063
Vice Chairman, Commercial Banking

Brad L. Conner,	2016	700,000	0	752,605	637,500	10,977	51,456	2,152,538
Vice Chairman, Consumer Banking	2015	700,000	0	979,713	306,000	164	546,499	2,532,376
	2014	700,000	0	1,247,579	823,375	24,441	554,208	3,349,603

Stephen T. Gannon,	2016	600,000	0	695,666	560,000	0	7,128	1,862,794
General Counsel and Chief Legal	2015	600,000	0	764,498	440,000	0	528,243	2,332,741
Officer	2014	219,231	2,117,000	20,078	0	0	249,147	2,605,456

Eric Aboaf	2016	686,539	681,885	1,314,469	0	0	44,009	2,726,902
Former Chief Financial Officer(2)	2015	505,556	526,944	2,164,267	7,500	0	395,312	3,599,579

(1)	Mr. Fawcett began serving as our interim Chief Financial Officer on December 17, 2016. The amount in this table for 2016 reflects salary earned by him for his service from December 17, 2016 through December 31, 2016.

(2)	Mr. Aboaf’s employment with the Company ended on December 16, 2016. Amounts in this table for 2016 reflect compensation earned by him during 2016 through that date. The 2016 Salary column in this table also includes the value of accrued paid time off that was paid to Mr. Aboaf in connection with his resignation ($13,462).

(3)	Mr. Van Saun elected to defer 20% of his 2016 base salary, or $297,400, pursuant to the CFG Voluntary Executive Deferred Compensation Plan, which is discussed in more detail in the narrative following the 2016 Nonqualified Deferred Compensation Table.

(4)	The amount in this column for Mr. Aboaf for 2016 reflects the payout of a portion of the deferred cash award granted to him upon his commencement of employment with the Company, as compensation for awards granted by his previous employer that were forfeited. The remaining unvested portion of this award was forfeited in connection with his resignation during 2016.

(5)	Amounts in this column for 2016 reflect the aggregate grant date fair value of the following awards: (i) restricted stock unit and performance stock unit awards granted in March 2016 as part of 2015 performance year compensation; and (ii) for Mr. Van Saun, his special one-time award of restricted stock units and performance stock units granted in May 2016. The fair value of awards has been calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“FASB ASC 718”), using the valuation methodology and assumptions set forth in Notes 1 and 24 to the Company’s 2016 Annual Report on Form 10-K for the year ended December 31, 2016, excluding the effect of forfeitures, which are hereby incorporated by reference.

For the performance stock unit awards, the amounts above were calculated based on the probable outcome of the performance conditions as of the service inception date, and represent the value of the target number of units granted, consistent with the estimate of aggregate compensation cost to be recognized over the service period determined as of the service inception date under FASB ASC Topic 718. As of the service inception date, the value of the performance stock unit awards held by the NEOs assuming the highest level of performance (150% of the grant date value for annual awards and 125% for Mr. Van Saun’s special award granted in May) were as follows: Mr. Van Saun ($2,637,593 for March award; $1,885,209 for May award); Mr. Aboaf ($1,408,360); Mr. McCree ($687,173); Mr. Conner ($806,361); and Mr. Gannon ($521,750).

For a breakdown of all awards granted during 2016, see the 2016 Grants of Plan-Based Awards Table below. In connection with Mr. Aboaf’s resignation, he forfeited all outstanding equity awards, as reflected in the Outstanding Equity Awards at 2016 Fiscal Year-End Table.

(6)	2016 amounts in this column reflect the cash portion of annual variable compensation awards for the 2016 performance year. Mr. Van Saun elected to defer 80% of the cash portion of his 2016 variable compensation ($1,611,120 out of $2,013,900) pursuant to the CFG Voluntary Executive Deferred Compensation Plan, which is discussed in more detail in the narrative following the 2016 Nonqualified Deferred Compensation Table.

(7)	For Mr. Conner, the only NEO who is eligible to participate in our pension plan, the 2016 amount shown reflects the aggregate change in his pension value during 2016 under our pension plan. See footnote 3 to the 2016 Pension Benefits Table below for additional information on the assumptions used in determining this amount.

(8)	The below table reflects the 2016 amounts included as “All Other Compensation” for each NEO. The housing allowance reflected below for Mr. McCree includes the portion attributable to 2015 as well as 2016, the aggregate of which was paid in 2016. The “Other” column below reflects financial planning services for Messrs. Conner and Aboaf, the cost of Mr. McCree’s spouse attending a recognition event, and for Messrs. Van Saun and Aboaf, personal use of car and driver calculated based on our variable costs for fuel, maintenance, tolls, overtime and driver bonuses and the percentages of miles driven for personal versus business use. During 2016, the spouses of Messrs. Van Saun and Conner accompanied them on certain business trips on the company plane, but there was no incremental cost associated with such use.

	Pension and Benefit Allowance($)	401(k) Company Contribution($)	Charitable Matching Contribution($)	Housing Allowance($)	Dividends Equivalents Paid in Cash($)	Other($)	Total($)

Bruce Van Saun	194,479	5,300	40,000	0	3,212	17,547	260,538
John J. Fawcett	0	0	0	0	1,855	0	1,855
Donald H. McCree III	0	5,300	0	133,425	0	475	139,200
Brad L. Conner	0	15,900	20,000	0	696	14,860	51,456
Stephen T. Gannon	0	5,300	1,000	0	828	0	7,128
Eric Aboaf	0	4,250	25,000	0	0	14,759	44,009

2016 Grants of Plan-Based Awards

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards				All Other Stock Awards: Number of Shares of Stock or Units (#)		Grant Date Fair Value of Stock Awards(1)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)		Maximum (#)
Bruce Van Saun		—	—	(2)	—	—		—	—		—
	3/1/2016	—	—	—	43,374	86,749	(3)	130,123	—		1,758,402
	3/1/2016	—	—	—	—	—		—	34,699	(4)	703,349
	5/5/2016	—	—	—	34,106	68,212	(5)	85,265	—		1,508,167
	5/5/2016	—	—	—	—	—		—	68,212	(6)	1,508,167

John J. Fawcett	—	—	—	—	—	—		—	—		—

Donald H. McCree III		—	—	(2)	—	—		—	—		—
	3/1/2016	—	—	—	11,300	22,601	(3)	33,901	—		458,122
	3/1/2016	—	—	—	—	—		—	9,040	(4)	183,241

Brad L. Conner		—	—	(2)	—	—		—	—		—
	3/1/2016	—	—	—	13,260	26,521	(3)	39,781	—		537,581
	3/1/2016	—	—	—	—	—		—	10,608	(4)	215,024

Stephen T. Gannon		—	—	(2)	—	—		—	—		—
	3/1/2016	—	—	—	8,580	17,160	(3)	25,740	—		347,833
	3/1/2016	—	—	—	—	—		—	17,160	(4)	347,833

Eric Aboaf		—	—	(2)	—	—		—	—		—
	3/1/2016	—	—	—	23,160	46,320	(3)	69,480	—		938,906
	3/1/2016	—	—	—	—	—		—	18,528	(4)	375,563

(1)	Amounts in this column reflect the grant date fair value of awards calculated in accordance with FASB ASC 718, using the valuation methodology and assumptions set forth in Notes 1 and 24 to the Company’s 2016 Annual Report on Form 10-K for the year ended December 31, 2016, excluding the effect of forfeitures, which are hereby incorporated by reference. For the performance stock units, the amounts above were calculated based on the probable outcome of the performance conditions as of the service inception date, and represent the target number of units, consistent with the estimate of aggregate compensation cost to be recognized over the service period determined as of the service inception date under FASB ASC 718.

(2)	Represents awards granted under the Section 162(m) Plan. Amounts to be earned under this plan could not be determined as of the date of grant. As discussed above, the Section 162(m) Plan sets forth the maximum annual variable compensation that can be granted at 2% of adjusted pre-tax operating income for our CEO and 0.7% of pre-tax operating income for other participants. For the 2016 performance period, the Compensation Committee determined to pay less than the maximum amounts for participants. The Section 162(m) plan defines “pre-tax operating income” as, for the applicable fiscal year, our consolidated pretax income, adjusted to exclude the impact of any extraordinary items, goodwill impairment, integration and restructuring costs, discontinued operations, acquisition costs, gains or losses on strategic disposals, pension curtailments or settlements, cumulative effect of accounting changes, valuation adjustments related to debt accounted for at fair value, and other unusual or non-recurring items of loss or expense.

(3)	Represents performance stock units granted under the Omnibus Plan for performance year 2015, which are scheduled to vest on March 1, 2019 following the end of the three-year performance period, based half on ROTCE and half on Diluted EPS as described earlier in “Compensation Discussion and Analysis—Executive Compensation Decisions—Variable Compensation—Variable Compensation Mix” above.

(4)	Represents restricted stock units granted pursuant to the Omnibus Plan in respect of performance year 2015.

(5)	Represents the special one-time grant of performance stock units to Mr. Van Saun under the Omnibus Plan, as described in “—Compensation Discussion and Analysis—Other Benefits—Employment Agreements.”

(6)	Represents the special one-time grant of restricted stock units to Mr. Van Saun under the Omnibus Plan.

Outstanding Equity Awards at 2016 Fiscal Year-End

The following table shows, for each NEO, the outstanding equity awards held as of December 31, 2016. These awards include: (i) deferred awards granted in 2014; (ii) special IPO awards granted in 2014, which were conditioned on the successful completion of our initial public offering; (iii) restricted stock units granted in years 2015 and 2016; and (iv) performance stock units granted in 2015 and 2016.

	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market Value or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
Bruce Van Saun
2014 IPO Award(2)	112,533	4,009,551	0	0
2015 RSUs(3)	16,059	572,182	0	0
2015 PSU(4)	35,653	1,270,316	0	0
2016 RSUs(5)	34,699	1,236,325	0	0
2016 PSUs(6)	0	0	86,749	3,090,867
2016 Special RSUs(7)	68,212	2,430,394	0	0
2016 Special PSUs(8)	0	0	34,106	1,215,197
John J. Fawcett
2014 Deferred(9)	6,863	244,529	0	0
2014 IPO Award(2)	22,777	811,545	0	0
2015 RSUs(3)	9,273	330,397	0	0
Donald H. McCree III
2016 RSUs(5)	9,040	322,095	0	0
2016 PSUs(6)	0	0	22,601	805,274
Brad L. Conner
2014 Deferred(9)	5,380	191,689	0	0
2014 IPO Award(2)	23,976	854,265	0	0
2015 RSUs(3)	3,476	123,850	0	0
2015 PSUs(4)	10,391	370,231	0	0
2016 RSUs(5)	10,608	377,963	0	0
2016 PSUs(6)	0	0	26,521	944,943
Stephen T. Gannon
2015 RSUs(3)	4,139	147,473	0	0
2015 PSUs(4)	9,846	350,813	0	0
2016 RSUs(5)	17,160	611,411	0	0
2016 PSUs(6)	0	0	17,160	611,411
Eric Aboaf	0	0	0	0

(1)	Values in these columns have been calculated by multiplying the number of shares outstanding as of December 30, 2016 by $35.63, the closing price on the NYSE for Company shares as of December 30, 2016.

(2)

These amounts reflect special IPO awards under the Citizens Financial Group, Inc. Converted Equity 2010 Long Term Incentive Plan (the “CFG LTIP”) granted in 2014, half of which vested on March 7, 2016 and the remaining half of which is scheduled to vest on March 7, 2017, following the satisfaction of the performance condition in 2014 upon our initial public offering, subject to (i) the grantee receiving a performance rating of at least 3 (fully satisfactory) for each performance year ending on December 31, 2014, 2015 and 2016 and (ii) the grantee remaining continuously employed by the Company or any of its subsidiaries through the applicable vesting date, unless the grantee leaves under certain “good leaver” circumstances described in the award certificate.

(3)	These amounts reflect restricted stock units granted in March 2015 for the 2014 performance year under the Omnibus Plan. The units that remained unvested at the end of the 2016 calendar year are scheduled to vest in two equal installments on March 23, 2017 and 2018.

(4)	These amounts reflect the number of performance stock units granted in March 2015 for the 2014 performance year under the Omnibus Plan, which were earned during the performance period of January 1, 2016 through December 31, 2016 based half on ROTCE and half on Diluted EPS. The Compensation Committee assessed the performance of these awards at its February 16, 2017 meeting, as described earlier in “Compensation Discussion and Analysis—Executive Compensation Decisions—Variable Compensation—2015 PSU Award Performance Assessment” above. These units are scheduled to vest on March 23, 2018.

(5)	These amounts reflect restricted stock units granted in March 2016 for the 2015 performance year under the Omnibus Plan, which are scheduled to vest in equal installments on March 1, 2017, 2018 and 2019.

(6)	These amounts reflect performance stock units granted in March 2016 for the 2015 performance year under the Omnibus Plan, which are scheduled to vest on March 1, 2019 following the end of the three-year performance period, based half on ROTCE and half on Diluted EPS as described earlier in “Compensation Discussion and Analysis—Executive Compensation Decisions—Variable Compensation—Variable Compensation Mix.” Amounts in this column reflect the maximum level of performance for ROTCE and the threshold level of performance for Diluted EPS.

(7)	This amount reflects restricted stock units granted to Mr. Van Saun on May 5, 2016 as part of his special award, which are scheduled to become vested on May 5, 2019.

(8)	This amount reflects performance stock units granted to Mr. Van Saun on May 5, 2016 as part of his special award, which are scheduled to become vested on May 5, 2019, subject to performance conditions as described above in “Compensation Discussion and Analysis—Other Benefits—Employment Agreements.” Amounts in this column reflect threshold performance level for this award.

(9)	These amounts reflect deferred share awards under the Citizens Financial Group, Inc. Converted Equity 2010 Deferral Plan (the “CFG Deferral Plan”) granted in March 2014 relating to the 2013 performance year. The deferred share awards that remain unvested at the end of the 2016 calendar year are scheduled to vest on March 7, 2017.

Stock Vested in 2016

	Stock Awards(1)
Name	Number of Shares Acquired on Vesting(#)	Value Realized on Vesting($)(2)
Bruce Van Saun	251,941	5,345,435
John J. Fawcett(3)	60,657	1,293,504
Donald H. McCree III	0	0
Brad L. Conner	69,112	1,468,155
Stephen T. Gannon	2,070	44,898
Eric Aboaf(4)	29,781	643,270

(1)	Amounts reflect Company shares issued under the Omnibus Plan, CFG Deferral Plan and CFG LTIP in connection with the vesting of equity-based awards in 2016.

(2)	The values reflected in this column were calculated by multiplying the number of shares that vested in 2016 by the closing price of a Company share on the NYSE on the applicable vesting date.

(3)	The equity awards held by Mr. Fawcett were granted in connection with his prior service as Chief Financial Officer. Pursuant to Mr. Fawcett’s separation agreement, his equity awards remained outstanding following his separation and continue to vest on their original vesting schedule.

(4)	In connection with Mr. Aboaf’s resignation, he forfeited all outstanding equity awards, as reflected in the Outstanding Equity Awards at 2016 Fiscal Year-End Table.

2016 Pension Benefits

Name	Plan Name	Number of Years Credited Service(2)	Present Value of Accumulated Benefits(3)	Payments During Last Fiscal Year
Bruce Van Saun	—	—	—	—
John J. Fawcett	—	—	—	—
Donald H. McCree III	—	—	—	—
Brad L. Conner(1)	CFG Pension Plan	4.5411	100,343	0
Stephen T. Gannon	—	—	—	—
Eric Aboaf	—	—	—	—

(1)	Mr. Conner is the only NEO eligible to participate in the CFG Pension Plan.

(2)	After December 31, 2012, there were no further benefit accruals under the CFG Pension Plan. Therefore, an eligible employee’s actual years of service to us may be more than such employee’s years of credited service under the CFG Pension Plan.

(3)	For Mr. Conner, the present value of accumulated benefits at December 31, 2016 was calculated using the same actuarial assumptions used by us for GAAP financial reporting purposes, except where different assumptions are required. The following are the key assumptions used: (i) a discount rate of 4.19%, (ii) a retirement age of 65, as required (the earliest unreduced retirement age under the CFG Pension Plan), (iii) mortality assumption using Scale RP-2014 base table, backed off with Scale MP-2014 to 2006, projected generationally with Scale MP-2016 improvement for males and (iv) no pre-retirement decrements, as required.

2016 Pension Benefits

We sponsor the CFG Pension Plan (formerly RBS Americas Pension Plan) (“Pension Plan”), which is a non-contributory defined benefit pension plan that is qualified under Section 401(a) of the Internal Revenue Code. The Pension Plan was closed to new hires and re-hires effective January 1, 2009, and frozen to all participants and benefit accruals effective December 31, 2012. Regular full-time and part-time employees of the Company who were hired before January 1, 2009 and completed one year of service were eligible for benefits under the Pension Plan.

The benefit under the Pension Plan for employees is currently calculated using a formula based on an employee’s “average gross compensation” (defined under the Pension Plan as a participant’s average eligible compensation during five years of employment (whether or not consecutive) prior to December 31, 2012 yielding the highest average), subject to limitations imposed by the Internal Revenue Service. Eligible compensation generally includes all taxable compensation, other than certain equity-based and non-recurring amounts. The formula generally provides for a benefit of 1% of average gross compensation multiplied by each year of the participant’s credited service, with such benefit percentage varying depending on the employee’s hire date and retirement date, as specified under the Pension Plan. Pension benefits under the Pension Plan are generally payable in the form of a monthly annuity, though benefits under the Pension Plan may be received as a lump sum payment.

A participant’s pension benefit under the Pension Plan vests in full on the “normal retirement date,” generally, when the participant reaches age 65 (or, for certain individuals (depending on the date such participant commenced participation in the Pension Plan), the fifth anniversary of the date such participant commenced participation in the Pension Plan, if later). A participant’s pension benefit under the Pension Plan also vests in full upon completion of five years of vesting service. Participants may begin receiving full retirement benefits on the first day of the month coincident with or immediately following the normal retirement date and may be eligible for reduced benefits if retiring after attainment of age 55 with a minimum of five years of vesting service. Participants who retire after attainment of age 62 with a minimum of twenty years of vesting service are eligible to receive unreduced retirement benefits. Mr. Conner became a participant in the Pension Plan on July 1, 2009. As of December 31, 2016, Mr. Conner was not eligible for early retirement under the Pension Plan and, based on his age at date of hire, will never be eligible for unreduced retirement benefits at age 62.

2016 Nonqualified Deferred Compensation

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)(2)	Aggregate Withdrawals in Last FY ($)(3)	Aggregate Balance at Last FYE ($)
Bruce Van Saun
Voluntary deferred compensation plan(1)	1,908,520	0	134,808	0	3,437,412
Variable compensation awards	0	0	0	199,151	398,299

John J. Fawcett
Variable compensation awards	0	0	193	200,093	229,999

Donald H. McCree III
Variable compensation awards	0	0	0	0	0

Brad L. Conner
Variable compensation awards	0	0	205	133,399	86,233

Stephen T. Gannon
Variable compensation awards	0	0	0	51,334	102,666

Eric Aboaf
Variable compensation awards	0	0	0	0	0

(1)	The material terms of the CFG Voluntary Executive Nonqualified Deferred Compensation Plan are described in the narrative below. Executive contributions for Mr. Van Saun in the last fiscal year include the deferred portion of his 2016 base salary ($297,400, which is also reflected in the “Base Salary” column of the 2016 Summary Compensation Table) and the deferred portion of his 2016 variable compensation paid in cash during 2017 ($1,611,120, which is also reflected in the “Non-Equity Incentive Compensation” column of the 2016 Summary Compensation Table). In addition to those contribution amounts, the aggregate balance at last fiscal year end also includes: $297,400 of his deferred 2015 salary (which was reflected in the “Base Salary” column of the 2015 Summary Compensation Table); $800,736 of his 2015 cash bonus (which was reflected in the “Non-Equity Incentive Compensation” column of the 2015 Summary Compensation Table); and $318,640 of his 2014 cash bonus (which was reflected in the “Non-Equity Incentive Compensation” column of the 2014 Summary Compensation Table).

(2)	For Mr. Van Saun, the amount in this column reflects the earnings on his deferred compensation plan account during 2016. For Messrs. Fawcett and Conner, the amounts in this column reflect aggregate earnings during 2016 on the deferred bond portion of variable compensation awards for performance year 2012. The interest rate was predetermined at the date of deferral, applied on each vesting tranche, and credited for the period between grant and vest.

(3)	Amounts in this column reflect: (i) the value of deferred bonds and accrued interest that was paid with respect to the deferred bond portion of variable compensation for the 2012 performance year (for Messrs. Fawcett and Conner); and (ii) the value of deferred cash that was paid with respect to awards for the 2014 performance year, which was previously disclosed in the “Non-Equity Incentive Compensation” column of the 2014 Summary Compensation Table.

Variable Compensation Awards—Deferred Bonds / Deferred Cash

Prior to performance year 2015, variable compensation awards were historically granted partially in the form of deferred bonds (with interest in certain years) or deferred cash. The above table reflects the deferred bond portion of variable compensation granted by RBS in 2013 (for performance year 2012) that was paid during 2016, including applicable interest that was paid. In addition, in order to remain compliant with UK and European remuneration regulations applicable at the time, the Company granted a portion of variable compensation in the form of deferred cash in 2015 (for performance year 2014). The above table also reflects the portion of that deferred cash award that was paid during 2016. The 2014 performance year deferred cash award was reported in the “Non-Equity Incentive Plan Compensation” of our 2014 Summary Compensation Table.

Nonqualified Deferred Compensation Plans

We sponsor two nonqualified deferred compensation plans—the CFG Deferred Compensation Plan and the CFG Voluntary Executive Deferred Compensation Plan (formerly known as the RBS Americas Deferred Compensation Plan). Following closure of the CFG Deferred Compensation Plan to new participants on December 31, 2008, the RBS Americas Deferred Compensation Plan was adopted, effective as of January 1, 2009. Our deferred compensation plans currently do not offer any matching contributions or provide for above-market earnings. During 2016, Mr. Van Saun was the only NEO who participated in the CFG Voluntary Executive Deferred Compensation Plan and elected to defer 20% of his base salary and 80% of the cash portion of his variable compensation award for the 2016 performance year.

Under the CFG Voluntary Executive Deferred Compensation Plan, eligibility is limited to employees who have total compensation in the immediately preceding year equal to or exceeding the Internal Revenue Code Section 401(a)(17) limit for the relevant plan year. Participants are permitted to defer between 1% and 80% of their base salary and annual bonus. Participants select the allocation of their accounts among investment indices available under the plan. Our Board of Directors has the power to amend the plan at any time, as long as the amount accrued to the date of amendment in any account under the plan is not decreased or otherwise restricted. In addition, following a termination of employment participants in the CFG Executive Voluntary Deferred Compensation Plan are entitled to receive amounts that have been deferred under that plan.

TERMINATION OF EMPLOYMENT AND CHANGE OF CONTROL

We have entered into an employment agreement with each of our NEOs, the material terms of which are summarized below, including severance provisions. In addition, the treatment of equity-based awards held by our NEOs upon a termination of employment and change of control are summarized below. Please see the Potential Payments Table below for quantification of estimated payments and benefits to which our NEOs would be entitled under various termination scenarios and upon a change of control, in each case, assuming such event occurred on December 31, 2016.

Equity Awards

Citizens Financial Group, Inc. Converted Equity 2010 Long Term Incentive Plan

RBS long-term incentive awards held by our employees (including our NEOs) were converted into Company share-based awards in connection with our initial public offering and are governed by the CFG LTIP. Following our initial public offering, no additional awards have been or will be granted under this plan. The only outstanding awards under this plan as of the end of the 2016 fiscal year were special IPO awards granted by RBS in 2014 relating to the 2013 performance year, which are scheduled to become vested on March 7, 2017.

•	Termination of Employment

If a grantee becomes employed by a member of the RBS Group with the Company’s consent, or the grantee’s employment is terminated by reason of redundancy, retirement with the Company’s consent or disability, awards remain outstanding and will vest as originally scheduled and will not be pro-rated. If a participant ceases to be employed due to death, awards will vest in full as of the date of death. If the participant voluntarily resigns or is terminated for cause, awards will lapse with no payment or consideration.

Provisions relating to the treatment of Bruce Van Saun’s equity-based awards upon termination of employment (including following a change of control of the Company) are included below in the description of his employment agreement.

•	Change of Control

In the event of a “change of control” (as defined in the CFG LTIP), unless the Compensation Committee determines otherwise, any unvested awards will vest on the date of such change of control, subject to the satisfaction of performance condition(s), if applicable, and pro-rated to reflect the portion of the vesting period that has passed. These awards were granted by RBS in 2014 prior to our initial public offering, and are the only outstanding equity awards which become vested in the event of a change of control.

Citizens Financial Group, Inc. Converted Equity 2010 Deferral Plan

Deferred share awards in respect of RBS shares held by our employees (including our NEOs) were converted into Company share-based awards in connection with our initial public offering and are governed by the CFG Deferral Plan. Following our initial public offering, no additional awards have been or will be granted under this plan. The only outstanding awards under this plan as of the end of the 2016 fiscal year were deferred share awards granted by RBS in 2014 relating to the 2013 performance year, which are scheduled to become vested on March 7, 2017.

•	Termination of Employment

If a participant ceases to be an employee of any “member of the CFG group” (as defined in the CFG Deferral Plan) for any reason other than for “cause” (as defined in the CFG Deferral Plan) and other than due to the participant’s death, outstanding deferred shared awards will continue to vest on the original schedule, except that if a participant engages in any “detrimental activity” or “competitive activity” (in each case, as defined in the CFG Deferral Plan), any “unvested” portion of a deferred share award will be forfeited (except to the extent the Compensation Committee determines otherwise). If a participant ceases to be an employee of any member of the CFG group due to a termination for cause, any outstanding deferred share awards will be forfeited on the date of such participant’s termination of employment (or, on the date which the participant receives notice of such termination, as determined in the discretion of the Compensation Committee). Any “unvested” portion of deferred share awards will vest on the date of the participant’s death and the participant will receive an amount in cash equal to the value of the shares underlying such deferred share awards on such date.

•	Change of Control

In the event the Compensation Committee becomes aware that we are or expected to be affected by a “change of control” (defined under the CFG Deferral Plan similarly as under the Omnibus Plan, described below), the Compensation Committee will have authority to:

•	cause awards to become forfeited;

•	require substitution of awards by the acquiring company;

•	adjust the number of shares comprised in an award and such other terms as deemed appropriate to the Compensation Committee; and/or

•	take any other appropriate action (including, for the avoidance of doubt, allowing awards to be exchanged for new awards on equivalent terms, as far as practicable).

Citizens Financial Group, Inc. 2014 Omnibus Incentive Plan

Equity awards granted to our NEOs under the Omnibus Plan have the following treatment. Provisions relating to the treatment of Bruce Van Saun’s equity-based awards upon termination of employment (including following a change of control of Company) are included below in the description of his employment agreement.

•	Termination

Restricted Stock Units - If a participant’s employment with the Company is terminated by the Company without cause (as defined in the Omnibus Plan), or by reason of disability or retirement (as defined in the Omnibus Plan), vesting and settlement of awards will continue as originally scheduled subject to the participant not engaging in detrimental activity (or competitive activity in the case of disability or retirement) during the remaining vesting period. If a participant voluntarily resigns or is terminated by the Company for cause, unvested awards will be forfeited. All unvested awards will become vested on the date of a participant’s death.

Performance Stock Units - In the event of a participant’s voluntary resignation, all unvested awards would be forfeited. In the event of an involuntary termination by the Company of the grantee without cause, disability or retirement (as each is defined in the Omnibus Plan) awards will continue to vest in accordance with the original schedule subject to actual performance and will not be pro-rated based on service, provided the termination does not occur prior to the first anniversary of the performance period start date and the participant does not engage in “detrimental activity” or, in the case of retirement or disability, “competitive activity”. If the termination occurs prior to the first year anniversary of the performance period start date, awards will be forfeited. In the event of a participant’s death, awards will become vested at target and will not be subject to pro-ration based on service. In the event of a termination without cause or resignation with good reason, in each case, within 12 months following a change of control of the Company, award vesting will be accelerated based on the level of performance measured as of the change of control. In the event of a termination for cause, awards will be forfeited.

•	Change of Control

Plan Provisions

In the event of a “change of control” (as defined in the Omnibus Plan and summarized below), except as otherwise provided in the applicable award agreement, the Compensation Committee may provide for:

•	continuation or assumption of outstanding awards under the Omnibus Plan by us (if we are the surviving corporation) or by the surviving corporation or its parent;

•	substitution by the surviving corporation or its parent of awards with substantially the same terms and value as such outstanding awards under the Omnibus Plan;

•	acceleration of the vesting (including the lapse of any restrictions, with any performance criteria or conditions deemed met at target) or the right to exercise outstanding awards immediately prior to the date of the change of control and the expiration of awards not timely exercised by the date determined by the Compensation Committee; or

•	in the case of outstanding stock options and SARs, cancelation in consideration of a payment in cash or other consideration equal to the intrinsic value of the award. The Compensation Committee may, in its sole discretion, terminate without the payment of any consideration, any stock options or SARs for which the exercise or hurdle price is equal to or exceeds the per share value of the consideration to be paid in the change of control transaction.

Under the Omnibus Plan, except as otherwise provided in a participant’s award agreement, “change of control” generally means the occurrence of one or more of the following events:

•	the acquisition of more than 50% of the combined voting power of our outstanding securities (other than by an employee benefit plan or trust maintained by us);

•	the replacement of the majority of our directors during any 12-month period;

•	the consummation of our merger or consolidation with another entity (unless our voting securities outstanding immediately before such transaction continue to represent at least 50% of the combined voting power and total fair market value of the securities of the surviving entity, or if applicable, the ultimate parent thereof, outstanding immediately after such transaction); or

•	the transfer of our assets having an aggregate fair market value of more than 50% of the fair market value of the company and our subsidiaries immediately before such transfer, but only to the extent that in connection with such transfer or within a reasonable period thereafter, our stockholders receive distributions of cash and/or assets having a fair market value that is greater than 50% of the fair market value of us and our subsidiaries immediately before such transfer.

Restricted Stock Unit and Performance Stock Unit Award Agreements

In the event of a Change of Control, the actual number of performance stock units earned will be determined and will remain subject to time-based vesting conditions until the end of the original vesting period. If within 12 months following a Change of Control, the participant’s employment is terminated by the Company without cause (as defined in the Omnibus Plan) or the participant resigns for good reason (as defined in the Omnibus Plan), restricted stock units and performance stock units will fully vest and be settled immediately following the termination.

Severance

The severance to which our NEOs are entitled in various circumstances is governed by their employment agreements, which are described below in “—Employment Agreements with Our NEOs”. None of our NEOs’ employment agreements provides for excise tax gross-ups in connection with a change of control.

In addition to severance pay, under our severance policy our NEOs would also be entitled to receive benefits under our then-existing health and welfare plans for a period of one month following the month in which termination of employment occurs at active employee rates, which is in addition to the COBRA continuation coverage periods. Outplacement services would also be offered for 12 months. We may amend or terminate this practice at any time.

Employment Agreements with Our NEOs

The material terms of the agreements entered into with our NEOs are summarized below.

Employment Agreement with Mr. Van Saun

As discussed above, we entered into an amended employment agreement with Mr. Van Saun on May 5, 2016. Mr. Van Saun’s agreement has an initial term of five years beginning on May 5, 2016, which will renew automatically for an additional two-year term unless either the Company or Mr. Van Saun elects not to renew. There is no further opportunity for automatic renewal beyond the additional two-year term. In the event of Mr. Van Saun’s voluntary resignation, he would be required to provide the Company at least six months’ notice in order to effectuate an orderly handover of duties.

Mr. Van Saun is entitled to receive an annual base salary of $1,487,000 (unchanged from his 2015 salary) and has a target total compensation opportunity of $7,500,000, with the form and terms of his variable compensation to be determined annually by the Compensation Committee. In addition, Mr. Van Saun is eligible to participate in employee benefits available to the Company’s senior executives generally, and is also entitled to the business use of a company car.

In addition, Mr. Van Saun was granted a special one-time equity award with a grant date target value of $3,000,000, half in the form of restricted stock units and half in the form of performance stock units with objectives aligned to financial, risk, customer and enterprise initiatives of the Company. This award will become vested on the three-year anniversary of the grant date (in the case of the performance stock units, with vesting level depending on performance), provided Mr. Van Saun does not resign prior to that date. The Compensation Committee determined that making this one-time award to Mr. Van Saun would provide additional retentive value, in addition to providing him with consideration for the elimination of his pension benefit funding in a form that further aligns Mr. Van Saun with the strategic objectives of the business.

Under the terms of his agreement, Mr. Van Saun is also entitled to the following payments and benefits upon termination of employment in various scenarios, in each case, subject to execution and non-revocation of a release in our favor:

Termination without cause or resignation for good reason absent a change of control	Mr. Van Saun would receive a lump sum cash severance payment equal to two times base salary and would also receive a pro-rata portion of his target cash incentive for the year of termination payable when incentives are paid to other executives, in each case, subject to an orderly handover of duties. In addition, his outstanding unvested equity awards would continue to vest on their original schedule, with performance stock units subject to actual performance and, in each case, subject to Mr. Van Saun not engaging in specified detrimental activity for 12 months post-termination. It should be noted that the Company’s election not to renew the agreement for an additional two year term would constitute a termination without cause.

Termination without cause or resignation for good reason following a change of control	In the event a qualifying termination of employment occurs within 24 months following a change of control, Mr. Van Saun would receive a lump sum cash severance payment equal to three times the sum of base salary and his target cash incentive for the year of termination, plus a pro-rata portion of his target cash incentive for the year of termination. Upon the change of control, Mr. Van Saun’s performance stock units would be frozen at target performance level, but not accelerated. Following the subsequent qualifying termination, all of Mr. Van Saun’s outstanding equity awards would immediately vest and be paid. The agreement also provides that if any payments or benefits to Mr. Van Saun (whether or not under the employment agreement) would be considered parachute payments pursuant to Internal Revenue Code Section 280G, these payments and benefits would be reduced to the maximum amount that does not trigger the excise tax under Internal Revenue Code Section 4999 unless the executive would be better off (on an after-tax basis) if the executive received all payments and benefits due and paid all excise and income taxes. The employment agreement does not provide any gross-up for excise taxes.

Resignation without Good Reason (Retirement)	Mr. Van Saun currently meets the Company’s retirement rule as his age plus years of service equals or exceeds 65, with a minimum of at least five years of service. In connection with Mr. Van Saun’s retirement, he would be required to provide at least six months notice and effectuate an orderly handover of duties. At the time of termination, if the Company requires Mr. Van Saun to work during the notice period, the Company and Mr. Van Saun would mutually agree on how a pro-rata portion of his variable compensation (excluding performance-based awards) for the year in termination would be payable. Outstanding unvested equity awards, other than the one-time special award granted in May 2016, would continue to vest on their original schedule, with performance stock units subject to actual performance and, in each case, subject to Mr. Van Saun not engaging in competitive activity during the remaining vesting period or specified detrimental activity for 12 months post-termination. The one-time special award would be forfeited.
Death	Mr. Van Saun’s estate would receive his base salary through the end of the month in which his death occurs as well as a pro-rata portion of his target cash incentive. In addition, his outstanding equity awards would immediately vest and be paid, with performance stock units payable at target level.

Disability	Mr. Van Saun would continue to receive his base salary up to the date he becomes eligible for long-term disability benefits under the Company’s plan (currently, six months) and, in addition, his outstanding unvested equity awards would continue to vest on their original schedule, with performance stock units subject to actual performance and, in each case, subject to Mr. Van Saun not engaging in competitive activity during the remaining vesting period or specified detrimental activity for 12 months post-termination.

Mr. Van Saun is subject to a perpetual confidentiality covenant. In addition, Mr. Van Saun is subject to non-competition and non-solicitation covenants. The non-competition covenant applies for six months post-termination, concurrent to any notice period, in the event of a termination without cause or resignation for good reason. For this purpose, competitors are defined to include the following companies: JP Morgan Chase, Bank of America, Citigroup, Wells Fargo, US Bancorp, Regions Financial Corp., M&T Bank Corp., PNC, Fifth Third, Sun Trust, Comerica, KeyCorp, BB&T, Capital One and TD Bank. The non-solicitation covenant prohibits solicitation of employees as well as customers and prospective clients for twelve months post-termination, concurrent to any notice period, in the event of a termination without cause or resignation for good reason.

The agreement includes the following definitions of cause and good reason:

“Cause” includes: (i) any indictment for, conviction of, plea of guilty or nolo contendere to by Mr. Van Saun for the commission of: (a) any felony, (b) any criminal offense within the scope of Section 19 of the Federal Deposit Insurance Act, 12 U.S. C. § 1829; or (c) a misdemeanor involving dishonesty; (ii) if Mr. Van Saun willfully commits a material breach of his obligations under his employment agreement or repeats or continues after written warning any material breach of his obligations under his employment agreement, or is, in the opinion of the board, guilty of gross misconduct which brings him or the company or any of its affiliates into disrepute; (iii) if Mr. Van Saun is guilty of dishonesty in the conduct of his duties under his employment agreement, gross incompetence, willful neglect of duty, or of mismanagement of his financial affairs through failure to observe the company’s rules and procedures for the operation of bank accounts and/or borrowing; (iv) if Mr. Van Saun commits any act of bankruptcy or takes advantage of any statute for the time being in force offering relief to insolvent debtors; or (v) if, as a result of any default on the part of Mr. Van Saun, he is prohibited by law from acting as an officer of the company or any of its affiliates.

“Good Reason” includes a material breach of the employment agreement by the company, or a substantial diminution or other substantial adverse change, not consented to by Mr. Van Saun, in the nature or scope of his responsibilities, authorities, powers, functions or duties or in his base salary, except that removal of the role of chairman of the company from his duties shall not amount to good reason.

Employment Agreements with Other NEOs

Each of Messrs. McCree, Conner and Gannon has entered into an employment agreement or offer letter with us or one of our subsidiaries. These arrangements generally provide for the terms of each executive’s compensation arrangement, including salary and variable compensation, vacation and eligibility for other health and welfare benefits. Under each executive’s agreement, the executive is subject to a notice period of 90 days with regard to his intent to leave our or one of our subsidiaries’ employ for any reason. In addition, each of the arrangements contains covenants regarding the non-solicitation of customers and employees that apply for 12 months following a termination of employment for any reason.

The agreements of Messrs. McCree, Conner and Gannon each provide that the executive is entitled to a minimum payment of 26 weeks of base salary in the event he is made redundant or is terminated by us without cause and for reasons unrelated to poor performance, subject to the execution and non-revocation of a release in favor of the Company. This level of severance is consistent with severance available to all executives.

In addition, Mr. McCree’s agreement provides for increased severance in the event of a termination in connection with a change of control during 2016. In that event, Mr. McCree would receive a lump sum payment equal to his base salary and target variable compensation opportunity, subject to execution and non-revocation of a release in our favor. This provision expired for Mr. McCree on January 1, 2017. Mr. McCree’s employment agreement also provides that, for purposes of calculating retirement eligibility under the Company’s various plans, he will be credited with an additional five years of service. Lastly, Mr. McCree receives an annual gross housing allowance of $100,000, which will continue through December 31, 2017.

Mr. Aboaf was party to an employment agreement prior to his resignation effective on December 16, 2016. He was not eligible for any separation pay or benefits pursuant to his employment agreement in connection with his resignation.

On November 3, 2016, Mr. Fawcett entered into an employment agreement with the Company to serve as Interim Chief Financial Officer following the departure of Mr. Aboaf. Mr. Fawcett’s agreement provides that he will have a monthly salary of $250,000, or $57,692 per week, commencing December 17, 2016. Mr. Fawcett’s employment will be at will but the expected duration is through March 17, 2017. Mr. Fawcett will not be eligible for any bonus or any other type of incentive payment or award or separation or severance payment.

Potential Payments Table

The following table summarizes estimated payments and benefits that would be provided to our NEOs (other than Messrs. Fawcett and Aboaf) pursuant to their employment agreements, our severance practice and the terms of outstanding awards, in connection with a termination of employment under various scenarios or a change of control, assuming such event occurred on December 31, 2016. Mr. Aboaf was not eligible to receive any payments or benefits from the Company in connection with his separation from employment. If Mr. Fawcett’s services as our Interim Financial Officer had terminated effective as of December 31, 2016 for any reason, he would have been entitled to receive the compensation provided under his contract through March 17, 2017 ($634,615). For the summary of the material terms of the outstanding equity awards, the severance to which NEOs’ would be entitled, and the terms and conditions of our NEOs’ employment agreements, see “—Equity Awards”, “—Severance” and “—Employment Agreements with our NEOs” above.

Name	Voluntary Termination ($)		Voluntary Termination with Good Reason ($)		Not for Cause Termination ($)		For Cause Termination ($)	Change in Control Not for Cause Termination ($)		Change in Control Good Reason Resignation ($)		Change in Control Only (No Related Termination) ($)	Death ($)		Disability ($)		Retirement ($)
Bruce Van Saun
Cash Payment	3,356,500	(6)	4,987,900	(7)	4,987,900	(7)	0	12,516,600	(8)	12,516,600	(8)	0	2,013,900	(9)	743,500	(10)	3,356,500	(6)
Equity Awards(1)(2)	10,179,275		15,040,062		15,040,062		0	15,263,649		15,263,649		3,786,798	15,486,401		15,040,062		10,179,275
Deferred Cash Awards(1)(2)	398,299		398,299		398,299		0	398,299		398,299		0	398,299		398,299		398,299
Health Benefits(3)	0		1,642		1,642		0	1,642		1,642		0	0		0		0
Outplacement Services(4)	0		8,500		8,500		0	8,500		8,500		0	0		0		0
Total	13,934,074		20,436,403		20,436,403		0	28,188,690		28,188,690		3,786,798	17,898,600		16,181,861		13,934,074

Donald H. McCree III
Cash Payment	0		0		350,000	(11)	0	3,200,000	(12)	3,200,000	(12)	0	0		0		0
Equity Awards(1)(5)	0		0		322,095		0	1,127,369		1,127,369		0	1,127,369		322,095		322,095
Deferred Cash Awards(1)(5)	0		0		0		0	0		0		0	0		0		0
Health Benefits(3)	0		0		1,695		0	0		0		0	0		0		0
Outplacement Services(4)	0		0		8,500		0	0		0		0	0		0		0
Total	0		0		682,290		0	4,327,369		4,327,369		0	1,127,369		322,095		322,095
Brad L. Conner
Cash Payment	0		0		350,000	(11)	0	0		0		0	0		0		0
Equity Awards(1)(5)	191,689		191,689		1,918,001		0	2,815,485		2,815,485		806,806	2,993,027		1,918,001		1,918,001
Deferred Cash Awards(1)(5)	0		0		86,223		0	86,223		86,223		0	86,223		86,223		86,223
Health Benefits(3)	0		0		1,642		0	0		0		0	0		0		0
Outplacement Services(4)	0		0		8,500		0	0		0		0	0		0		0
Total	191,689		191,689		2,364,366		0	2,901,708		2,901,708		806,806	3,079,250		2,004,224		2,004,224

Stephen T. Gannon
Cash Payment	0		0		300,000	(11)	0	0		0		0	0		0		0
Equity Awards(1)(5)	0		0		1,109,712		0	1,721,123		1,721,123		0	1,844,387		1,109,712		1,109,712
Deferred Cash Awards(1)(5)	0		0		102,666		0	102,666		102,666		0	102,666		102,666		102,666
Health Benefits(3)	0		0		1,120		0	0		0		0	0		0		0
Outplacement Services(4)	0		0		8,500		0	0		0		0	0		0		0
Total	0		0		1,521,998		0	1,823,789		1,823,789		0	1,947,053		1,212,378		1,212,378

(1)	These amounts reflect the value of deferred cash and shares expected to vest, with the share value determined by multiplying the number of shares subject to outstanding awards by $35.63, which is the closing price of a Company share on the NYSE on December 30, 2016. In circumstances where the performance stock units granted in 2015 are expected to vest, that award is reflected based on the actual level of performance assessed by the Compensation Committee on February 16, 2017.

(2)	Provided Mr. Van Saun has given at least six months notice and effectuates an orderly handover of duties, his outstanding unvested awards (other than the one-time special award granted in May 2016) would continue to vest on their original schedule following his retirement, with performance stock units subject to actual performance and continued vesting subject to Mr. Van Saun not engaging in competitive activity during the remaining vesting period or specified detrimental activity for 12 months post-termination. The one-time special award would be forfeited.

In the event of the Company’s termination of Mr. Van Saun without cause or his resignation for good reason, provided he has effectuated an orderly handover of duties, his outstanding unvested equity awards would continue to vest on their original schedule, with performance stock units subject to actual performance and continued vesting subject to Mr. Van Saun not engaging in specified detrimental activity for 12 months post-termination.

Under the terms of the CFG LTIP Plan and the special IPO award certificates, upon a change of control Mr. Van Saun’s IPO awards would vest, subject to the satisfaction of the performance condition (which was satisfied upon our initial public offering), and would be pro-rated to reflect the portion of the vesting period that has passed. These awards were granted by RBS in 2014 prior to our initial public offering, and are the only outstanding equity awards which become vested in the event of a change of control.

In addition, upon a change of control, Mr. Van Saun’s performance stock units would be frozen at target performance level, but not accelerated. Following his termination without cause or resignation for good reason within 24 months following a change of control, all of Mr. Van Saun’s outstanding equity awards would immediately vest and be paid. Upon Mr. Van Saun’s death, all of his outstanding awards would immediately vest and be paid, with performance stock units payable at target.

(3)	These amounts reflect the cost of COBRA benefit continuation coverage for one month under the plan in which the particular executive is enrolled, less the monthly active employee cost of these benefits.

(4)	These amounts reflect the cost for us to provide outplacement services for 12 months under our outplacement policy.

(5)	The below includes a description of the treatment of awards in the event of a termination of employment for NEOs other than Mr. Van Saun.

Under the terms of the CFG Deferral Plan, following termination of employment for any reason (other than for “cause” (as defined in the CFG Deferral Plan), in which case deferred share awards would be forfeited), the awards would remain outstanding and continue to vest in accordance with the original vesting schedule and would not be pro-rated based on service as long as the NEO does not engage in any “detrimental activity” (as defined in the CFG Deferral Plan) in the case of termination of employment due to redundancy and does not engage in any “competitive activity” (as defined in the CFG Deferral Plan) or any “detrimental activity” in the case of any other termination of employment. In the event of death, deferred awards under the CFG Deferral Plan would become immediately vested and would be paid in cash.

Under the terms of the CFG LTIP Plan and the special IPO award certificates, following termination of employment due to (i) voluntarily leaving the Company for employment with another RBS entity with the Company’s consent, (ii) disability, (iii) retirement with the consent of the Company, or (iv) redundancy, the special IPO awards would continue to vest as originally scheduled. In the event of death, the special IPO awards would vest in full as of the date of death. In the event of voluntary resignation or a termination by the Company for cause, the special IPO awards would be forfeited. In the event of a “change of control” (as defined in the CFG LTIP), unless the Compensation Committee determines otherwise, any unvested portion of the award would vest on the date of such change of control, subject to the satisfaction of performance condition (which was satisfied upon our initial public officer), and would be pro-rated to reflect the portion of the vesting period that has passed. These awards were granted by RBS in 2014 prior to our initial public offering, and are the only outstanding equity awards which become vested in the event of a change of control.

Under the terms of restricted stock units granted under the Omnibus Plan and deferred cash awards, in the event of a voluntary resignation all unvested awards would be forfeited. In the event of an involuntary termination without cause, or termination by reason of disability or retirement (as defined in the Omnibus Plan) awards will continue to vest in accordance with the original vesting schedule and would not be pro-rated based on service as long as the NEO does not engaged in “detrimental activity” or, in the case of retirement or disability, “competitive activity”. In the event of an NEO’s death, awards would become vested in full as of the date of death and would not be subject to pro-ration based on service. In the event of a termination without cause or resignation with good reason, in each case, within 12 months following a change of control of the Company, awards would be accelerated. In the event of a termination for cause, awards would be forfeited.

Under the terms of performance stock units granted under the Omnibus Plan, in the event of a participant’s voluntary resignation, all unvested awards would be forfeited. In the event of an involuntary termination by the Company of the grantee without cause, disability or retirement (as defined) awards will continue to vest in accordance with the original schedule subject to actual performance and would not be pro-rated based on service, provided the termination does not occur prior to the first anniversary of the performance period start date and the participant does not engaged in “detrimental activity” or, in the case of retirement or disability, “competitive activity”. If the termination occurs prior to the first year anniversary of the performance period start date, awards would be forfeited. Because this table assumes termination occurs as of December 31, 2016, which is prior to the first anniversary of the performance period start date for certain awards, those awards are assumed to have been forfeited in these circumstances. In the event of a participant’s death, awards would become vested at target and would not be subject to pro-ration based on service. In the event of a termination without cause or resignation with good reason, in each case, within 12 months following a change of control of the Company, awards would be accelerated based on the level of performance measured as of the change of control. In the event of a termination for cause, awards would be forfeited.

(6)	This amount includes a pro-rata portion of Mr. Van Saun’s variable compensation, excluding performance-based awards. Because the assumed termination date is December 31, 2016, the full award is reflected, based on the amount of his variable compensation and related mix for the 2016 performance year.

(7)	This amount reflects the sum of (i) two times Mr. Van Saun’s base salary, and (ii) a pro-rata portion of his target cash incentive for the year of termination. Because the assumed termination date is December 31, 2016, the full target award is reflected, based on the amount of his variable compensation and related mix for the 2016 performance year.

(8)	This amount reflects (i) three times the sum of Mr. Van Saun’s (a) base salary and (b) target cash incentive, and (ii) a pro-rata portion of his target cash incentive for the year of termination. Because the assumed termination date is December 31, 2016, the full target award is reflected, based on the amount of his variable compensation and related mix for the 2016 performance year.

(9)	This amount reflects a pro-rata portion of his target cash incentive for the year of termination. Because the assumed termination date is December 31, 2016, the full target award is reflected, based on the amount of his variable compensation and related mix for the 2016 performance year. Although Mr. Van Saun’s estate would also receive continuation of base salary for the month in which his death occurs, no salary has been included in this table because a termination date of December 31, 2016 is assumed.

(10)	This amount reflects six months of base salary, which would be paid to Mr. Van Saun prior to his receipt of long-term disability benefits.

(11)	This amount reflects 26 weeks of base salary.

(12)	This amount reflects the sum of (i) Mr. McCree’s base salary and (ii) his target variable compensation opportunity. This provision of Mr. McCree’s employment agreement expired effective January 1, 2017.

DIRECTOR COMPENSATION

The Citizens Financial Group, Inc. Non- Employee Director Compensation Policy (“Director Compensation Policy”) provides for the following elements of director compensation:

Annual Cash Retainer	$75,000
Annual Restricted Stock Unit Retainer	$100,000
Lead Director Cash Retainer	$25,000
Audit Chair Cash Retainer	$30,000
Other Committee Chair Cash Retainers	$15,000

Non-employee directors receive their cash retainers in quarterly installments, in advance of each quarter. In addition, each non-employee director who attends more than six meetings of any committee of our Board in any calendar year also receives an additional cash fee of $1,500 for each such additional meeting attended (regardless of whether attended in person or by telephone).

On the date of each annual meeting of our stockholders, each non-employee director receives an annual grant of restricted stock units under the Citizens Financial Group, Inc. 2014 Non-Employee Directors Compensation Plan (“Directors Plan”), having a fair market value of $100,000. Annual awards vest 100% on the first anniversary of the grant date, subject to the terms and conditions of the Directors Plan and the applicable award agreement. Starting with grants made in 2016, director awards are subject to mandatory deferral and are not settled until directors’ cessation of service. Director awards fully vest upon a “change of control” (as defined in the above description of the Omnibus Plan) or a non-employee director’s cessation of service for any reason (other than under circumstances which would constitute “cause” under the terms of our bylaws or applicable law).

In addition, our directors are eligible to receive matching charitable contributions up to $5,000 per year, as part of our general charitable contribution program. Our non-employee directors do not participate in our employee benefit programs.

Directors may defer up to 100% of their cash retainers and other cash fees under our Directors Deferred Compensation Plan. No Company contributions are made to this plan. Contributions to this plan are credited with interest on a monthly basis, based on the applicable interest crediting rate applicable for the month interest is to be posted. The interest crediting rate is the annualized average yield on the United States Treasury bond 10-year constant maturity for the immediately preceding calendar quarter plus two percent (2%), which is then divided by 12 to determine the monthly interest crediting rate. There are no above-market or preferential earnings on compensation deferred pursuant to this plan.

Directors also receive reimbursement of business expenses incurred in connection with their attendance at meetings.

As discussed in above in “Compensation Discussion and Analysis—Stock Ownership and Retention Guidelines”, non-employee directors are required to hold shares with a value at least equal to four times their annual cash retainer.

2016 Director Compensation Table

The following table lists the individuals who served as our non-employee directors during 2016 and summarizes the compensation earned by each director in 2016. Directors who are also our employees are not compensated for their service on our Board.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Other Compensation ($)(2)	Total Compensation ($)
Mark Casady	76,500	98,375	—	174,875
Christine M. Cumming	78,000	98,375	—	176,375
Anthony Di lorio	87,000	98,375	—	185,375
William P. Hankowsky	90,000	98,375	—	188,375
Howard W. Hanna III(3)	84,000	98,375	—	182,375
Leo I. Higdon	90,000	98,375	—	188,375
Charles J. Koch	117,000	98,375	—	215,375
Arthur F. Ryan	121,000	98,375	5,000	224,375
Shivan S. Subramaniam(4)	91,500	98,375	5,000	194,875
Wendy A. Watson(4)	126,000	98,375	5,000	229,375
Marita Zuraitis	75,000	98,375	—	173,375

(1)	On April 28, 2016, the date of our 2016 annual stockholders meeting, our non-employee directors were granted restricted stock units. The amounts shown in this column reflect the grant date fair market value of the restricted stock units granted to the directors calculated in accordance with FASB ASC Topic 718, using the valuation methodology and assumptions set forth in Notes 1 and 24 to the Company’s consolidated financial statements included in its 2016 Annual Report on Form 10-K, which are hereby incorporated by reference. As of December 31, 2016, each of our non-employee directors held 4,233 restricted stock units, all of which are scheduled to become vested on April 27, 2017 the date of our 2017 annual stockholders meeting, but which will not be settled until the cessation of each director’s service.

(2)	Amounts in this column reflect matching charitable contributions made by us on behalf of directors during 2016.

(3)	Mr. Hanna elected to defer 50% of the fees paid to him during 2016 pursuant to our Directors Deferred Compensation Plan. For a summary of material terms of the plan, see “Director Compensation” above.

(4)	Each of Mr. Subramaniam and Ms. Watson elected to defer all of their board fees earned for 2016 pursuant to our Directors Deferred Compensation Plan. For a summary of the material terms of the plan, see “Director Compensation” above.

COMPENSATION RISK ASSESSMENT

The Compensation Committee has performed a review of compensation policies and practices for all of our employees and has concluded that our compensation policies and practices are not reasonably likely to have a material adverse impact on the Company.

AUDIT MATTERS

PROPOSAL 3: RATIFICATION OF APPOINTMENT OF OUR INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed Deloitte & Touche LLP, an independent registered public accounting firm, as the independent auditors to perform an integrated audit of the Company for the fiscal year ending December 31, 2017. Deloitte & Touche LLP served as our independent auditors for the fiscal year ended December 31, 2016.

Neither our Bylaws nor other governing documents or law require stockholder ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm. However, the Board believes that obtaining stockholder ratification of the appointment is a sound corporate governance practice. If the stockholders do not vote on an advisory basis in favor of Deloitte & Touche LLP, the Audit Committee will reconsider whether to hire the firm and may retain Deloitte & Touche LLP or hire another firm without resubmitting the matter for stockholders to approve. The Audit Committee retains the discretion at any time to appoint a different independent auditor.

Representatives of Deloitte & Touche LLP are expected to be present at the annual meeting, available to respond to appropriate questions, and will have the opportunity to make a statement if they desire.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION

OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR

THE COMPANY FOR FISCAL YEAR 2017.

AUDIT COMMITTEE REPORT

The purpose of the Audit Committee (the “Committee”) is to assist Citizens Financial Group, Inc.’s (the “Company”) Board of Directors (the “Board”) in its oversight of (i) the integrity of the financial statements of the Company, (ii) the appointment, qualifications, independence, performance and retention of the Company’s independent external auditor, (iii) the performance of the Company’s internal audit function, and (iv) compliance by the Company with legal and regulatory requirements. The Committee operates pursuant to a charter that was last amended and restated by the Board on February 25, 2016. As set forth in the charter, management of the Company is primarily responsible for the adequacy and effectiveness of the Company’s financial reporting process, systems of internal accounting and financial controls. Deloitte & Touche LLP (“Deloitte”), the Company’s independent auditor for 2016, is responsible for expressing opinions on the conformity of the Company’s audited financial statements with generally accepted accounting principles.

In this context, the Committee has reviewed and discussed with management and Deloitte the audited financial statements for the year ended December 31, 2016. The Committee has discussed with Deloitte the matters that are required to be discussed under PCAOB standards. Deloitte has provided to the Committee the written disclosures and the PCAOB-required letter regarding the independent accountant’s communications with the Committee concerning independence, and the Committee has discussed with Deloitte, that firm’s independence.

Based on the review and discussions referred to above, the Committee recommended to the Board that the audited financial statements for the year ended December 31, 2016 be included in the Company’s 2016 Annual Report on Form 10-K, for filing with the Securities and Exchange Commission. This report is provided by the following independent directors, who comprise the Committee:

Wendy A. Watson (Chair)	Anthony Di lorio
William P. Hankowsky	Howard W. Hanna III
Leo I. Higdon	Charles J. Koch

February 16, 2017

PRE-APPROVAL OF INDEPENDENT AUDITOR SERVICES

The Audit Committee approves in advance all audit, audit-related, tax, and other services performed by the independent auditors. The Audit Committee pre-approves specific categories of services up to pre-established fee thresholds. Unless the type of service had previously been pre-approved, the Audit Committee must approve that specific service before the independent auditors may perform it. In addition, separate approval is required if the amount of fees for any pre-approved category of service exceeds the fee thresholds established by the Audit Committee. The Audit Committee may delegate to the chair or any independent member of the committee pre-approval authority with respect to permitted services, provided that the member must report any pre-approval decisions to the Audit Committee at its next scheduled meeting. All fees described below were pre- approved by the Audit Committee.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES

The following table presents fees paid by the Company for services performed by its independent registered public accounting firm, Deloitte & Touche LLP, and its affiliates for the years ended December 31, 2016 and 2015.

	2016	2015
Audit fees	$5,578,140	$5,592,000
Audit-related fees(1)	1,067,069	1,195,600
Tax fees(2)	61,156	333,141
All other fees(3)	5,700	5,700

Total	$6,712,065	$7,126,441

(1)	Includes required compliance services associated with several of the Company’s lending programs (e.g., Ginnie Mae, Housing and Urban Development (HUD), Uniform Single Attestation Program (USAP) and the Family Education Loan Program) and Statement on Standards for Attestation Engagements (SSAE) No. 16 reports for the Company’s cash management and investment management clients, and services provided in conjunction with the Company’s debt offerings.
(2)	Includes ad-hoc tax advisory services.
(3)	Represents fee for access to the independent accounting firm’s on-line research library.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under Section 16(a) of the Exchange Act, the Company’s directors and executive officers and persons who beneficially own more than 10% of the outstanding shares of common stock are required to report their beneficial ownership of the common stock and any changes in that beneficial ownership to the SEC and the NYSE. Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons, the Company believes that these filing requirements were satisfied by all of its directors and officers and 10% or more beneficial owners of Company stock during 2016 with the exception of two filings: one filing by Mr. Aboaf in connection with a disposition of shares to cover tax liabilities which was not reported on a Form 4 but was subsequently reported on Form 5 and one Form 3 filing by Mr. Fawcett which was amended after the applicable deadline to update beneficial ownership reported in the initial statement.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table indicates information as of March 3, 2017 regarding the beneficial ownership of our common stock by:

•	each person whom we know to own beneficially more than 5% of our common stock;

•	each of the directors and named executive officers individually; and

•	all directors and executive officers as a group.

In accordance with SEC rules, beneficial ownership includes sole or shared voting or investment power with respect to securities and includes the shares issuable pursuant to restricted stock units that will become vested within 60 days of the date of determination, which in the case of the following table is March 3, 2017. Under these rules, one or more persons may be a deemed beneficial owner of the same securities and a person may be deemed a beneficial owner of securities to which such person has no economic interest. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to applicable community property laws.

The percentage of beneficial ownership is based on 509,323,312 shares of our common stock outstanding as of March 3, 2017.

Information with respect to beneficial ownership has been furnished by each director, officer, or beneficial owner of more than 5% of the shares of our common stock. Except as otherwise noted below, the address for each person listed on the table is c/o Citizens Financial Group, Inc., 600 Washington Boulevard, Stamford, Connecticut 06901.

Name of Beneficial Owner	Number of Shares	%
5% Stockholders
BlackRock, Inc.**	43,973,524	8.6
The Vanguard Group, Inc***	49,243,791	9.6
State Street Corporation****	28,900,476	5.7
Directors and Named Executive Officers
Bruce Van Saun	487,661	*
John J. Fawcett	63,794	*
Eric Aboaf	22,004	*
Brad L. Conner	114,368	*
Stephen T. Gannon	21,500	*
Donald H. McCree	82,035	*
Mark Casady	13,978	*
Christine M. Cumming	6,649	*
Anthony Di lorio	22,278	*
William P. Hankowsky	24,778	*
Howard W. Hanna III	18,778	*
Leo I. Higdon	11,821	*
Charles J. Koch	29,778	*
Arthur F. Ryan	54,778	*
Shivan S. Subramaniam	29,778	*
Wendy A. Watson	13,778	*
Marita Zuraitis	11,778	*
All directors and executive officers as a group (21 persons)	1,055,333	*

*	Less than 1%.

**	Represents shares beneficially owned by BlackRock, Inc. 55 East 52nd St, New York, NY 10055. BlackRock, Inc. has sole voting power with respect to 37,024,201 shares, sole dispositive power with respect to 43,929,589 shares and shared voting and dispositive power with respect to 43,935 shares. The foregoing information is based solely on a Schedule 13G filed by BlackRock with the SEC on January 23, 2017 regarding its holdings as of December 31, 2016.

***	Represents shares beneficially owned by The Vanguard Group, Inc., 100 Vanguard Blvd., Malvern, PA 19355. The Vanguard Group, Inc. has sole voting power with respect to 807,639 shares, sole dispositive power with respect to 48,344,680 shares, shared voting power with respect to 87,962 shares and shared dispositive power with respect to 899,111 shares. The foregoing information is based solely on a Schedule 13G filed by The Vanguard Group, Inc. with the SEC on February 10, 2017 regarding its holdings as of December 31, 2016.

****	Represents shares beneficially owned by State Street Corporation, State Street Financial Center, One Lincoln Street, Boston, MA 02211. State Street Corporation has shared voting power with respect to 28,900,476 shares and shared dispositive power with respect to 28,900,476 shares. The foregoing information is based solely on a consolidated Schedule 13G filed by State Street Corporation with the SEC on February 9, 2017 regarding its holdings as of December 31, 2016.

INFORMATION FOR STOCKHOLDERS

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING

This proxy statement and proxy card are furnished in connection with the solicitation of proxies to be voted at our Annual Meeting , which will be held on April 27, 2017, at 9:00 a.m. Eastern Time, at the Company’s headquarters located at One Citizens Plaza, Providence, Rhode Island 02903.

Why am I receiving this proxy statement and proxy card?

You have received these proxy materials because our board of directors is soliciting your proxy to vote your shares at the Annual Meeting. This proxy statement describes issues on which we would like you to vote at our Annual Meeting. It also gives you information on these issues so that you can make an informed decision.

Because you own shares of our common stock, our board of directors has made this proxy statement and proxy card available to you on the Internet, in addition to delivering printed versions of this proxy statement and proxy card to certain stockholders by mail.

When you vote by using the Internet or (if you received your proxy card by mail) by signing and returning the proxy card, you appoint each of Bruce Van Saun, Stephen T. Gannon and Robin S. Elkowitz (with full power of substitution) as your representatives at the Annual Meeting. They will vote your shares at the Annual Meeting as you have instructed them or, if an issue that is not on the proxy card comes up for vote, in accordance with their best judgment. This way, your shares will be voted whether or not you attend the Annual Meeting. Even if you plan to attend the Annual Meeting, we encourage you to vote in advance by using the Internet or (if you received your proxy card by mail) by signing and returning your proxy card. If you vote by using the Internet, you do not need to return your proxy card.

Why did I receive a Notice of Internet Availability of Proxy Materials in the mail instead of a printed set of proxy materials?

Pursuant to rules adopted by the SEC, we are permitted to furnish our proxy materials over the Internet to our stockholders by delivering a Notice in the mail. If you received a Notice by mail, you will not receive a printed copy of the proxy materials in the mail. Instead, the Notice instructs you on how to access and review the proxy statement and annual report over the Internet. The Notice also instructs you on how to electronically access and review all of the important information contained in this proxy statement and the annual report and how you may submit your proxy over the Internet. If you received a Notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting these materials contained in the Notice.

Stockholders who receive a printed set of proxy materials will not receive the Notice but may still access our proxy materials and submit their proxies over the Internet by following the instructions provided on their proxy card.

Who is entitled to vote?

Holders of our common stock at the close of business on March 3, 2017 (the record date) are entitled to vote. In accordance with Delaware law, a list of stockholders entitled to vote at the meeting will be available in electronic form at the Annual Meeting site on April 27, 2017 and will be accessible in electronic form for ten days before the meeting at our principal place of business located at One Citizens Plaza, Providence, Rhode Island 02903, between the hours of 9:00 a.m. and 5:00 p.m. Eastern Time.

How many votes is each share of common stock entitled to?

Holders of common stock are entitled to one vote per share. As of March 3, 2017, there were 509,323,312 shares of our common stock outstanding.

What is the difference between a stockholder of record and a “street name” holder?

Many of our stockholders hold their shares through a broker, bank or other nominee rather than directly in their own name. As summarized below, there are some differences between shares held of record and those owned beneficially.

Stockholder of Record. If your shares are registered directly in your name with the Company’s transfer agent, Computershare, you are considered, with respect to those shares, the stockholder of record, and these proxy materials are being sent directly to you by the Company. As the stockholder of record, you have the right to grant your voting proxy directly to certain officers of Citizens Financial Group, Inc. or to vote in person at the Annual Meeting. The Company has enclosed or sent a proxy card for you to use. You may also vote on the Internet, as described below under the heading “How do I vote?”

Beneficial Owner or “Street Name” Holder. If your shares are held in an account at a broker, bank or other nominee, like many of our stockholders, you are considered the beneficial owner of shares held in street name, and these proxy materials were forwarded to you by that organization. As the beneficial owner, you have the right to direct your broker, bank or other nominee how to vote your shares, and you are also invited to attend the Annual Meeting.

Since a beneficial owner is not the stockholder of record, you may not vote your shares in person at the Annual Meeting unless you obtain a “legal proxy” from the broker, bank, or other nominee that is the stockholder of record of your shares giving you the right to vote the shares at the Annual Meeting. If you do not wish to vote in person or you will not be attending the Annual Meeting, you may vote by proxy. You may vote by proxy by completing, signing and returning the proxy card or by using the Internet or by telephone, as described below under the heading “How do I vote?”.

How do I vote?

Stockholders of record may vote by using the Internet or (if you received a proxy card by mail) by mail as described below. Stockholders also may attend the meeting and vote in person. If you hold shares through a bank or broker, please refer to your proxy card, Notice or other information forwarded by your bank or broker to see which voting options are available to you.

•	You may vote by using the Internet. The address of the website for Internet voting can be found on your proxy card or Notice. Internet voting is available 24 hours a day and will be accessible until 11:59 p.m. Eastern Time on April 26, 2017. Easy-to-follow instructions allow you to vote your shares and confirm that your instructions have been properly recorded.

•	You may vote by telephone. Dial the number listed on your proxy card or your voting instruction form. You will need the control number included on your proxy card or voting instruction form.

•	You may vote by mail. If you received a proxy card by mail and choose to vote by mail, simply mark your proxy card, date and sign it, and return it in the postage-paid envelope.

The method you use to vote will not limit your right to vote at the Annual Meeting if you decide to attend in person. Written ballots will be passed out to anyone who wants to vote at the Annual Meeting. If you hold your shares in “street name,” you must obtain a proxy, executed in your favor, from the holder of record to be able to vote in person at the Annual Meeting.

What if I change my mind after I return my proxy?

You may revoke your proxy and change your vote at any time before the polls close at the Annual Meeting. You may do this by:

•	submitting a subsequent proxy by using the Internet, telephone or by mail with a later date;

•	sending written notice of revocation to our Corporate Secretary, Citizens Financial Group, Inc., 600 Washington Boulevard, Stamford, Connecticut 06901; or

•	voting in person at the Annual Meeting.

If you hold shares through a bank or broker, please refer to your proxy card, Notice or other information forwarded by your bank or broker to see how you can revoke your proxy and change your vote.

Attendance at the meeting will not by itself revoke a proxy.

How many votes do you need to hold the Annual Meeting?

The presence, in person or by proxy, of the holders of a majority of the total voting power of all outstanding securities entitled to vote at the Annual Meeting will constitute a quorum. If a quorum is present, we can hold the Annual Meeting and conduct business.

On what items am I voting?

You are being asked to vote on three items:

1.	the election of each of the twelve directors nominated by the Board and named in the proxy statement to serve until the 2018 annual meeting or until their successors are duly elected and qualified;

2.	advisory vote to approve the Company’s executive compensation, commonly referred to as a “say on pay” vote; and

3.	ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal year 2017.

No cumulative voting rights are authorized, and dissenters’ rights are not applicable to these matters.

How does the board of directors recommend that I vote?

The Board recommends that you vote as follows:

1.	FOR the twelve director nominees;

2.	FOR the approval, on an advisory basis, of the Company’s executive compensation; and

3.	FOR the ratification of the appointment of our independent registered public accounting firm.

How may I vote in the election of directors, and how many votes must the nominees receive to be elected?

With respect to the election of directors, you may:

•	vote FOR the twelve nominees for director;

•	vote FOR any of the nominees for director and vote AGAINST or ABSTAIN from voting on the other nominees for director;

•	vote AGAINST the twelve nominees for director; or

•	ABSTAIN from voting on all of the nominees for director.

Our Bylaws provide for the election of directors by an affirmative majority of the votes cast in an uncontested election. This means each of the twelve individuals nominated for election to the board of directors must receive more votes cast “FOR” than “AGAINST” (among votes properly cast in person, electronically or by proxy) to be elected. Abstentions and broker non-votes are not considered votes cast for the foregoing purpose, and will have no effect on the election of nominees. If the election of directors is not an uncontested election, then the directors are elected by a plurality of the votes cast.

What happens if a nominee does not receive a majority of “FOR” votes?

If a nominee does not receive a majority of “FOR” votes, he or she shall tender to the Board, via the Chair of the Nominating and Corporate Governance Committee, his or her resignation. The Nominating and Corporate Governance Committee will consider the resignation and make a recommendation to the Board whether to accept or reject the tendered resignation no later than 60 days following the date of the Annual Meeting in accordance with the specific requirements outlined in our Corporate Governance Guidelines.

What happens if a nominee is unable to stand for election?

If a nominee is unable to stand for election, the Board may either:

•	reduce the number of directors that serve on the Board; or

•	designate a substitute nominee.

If the Board designates a substitute nominee, shares represented by proxies voted for the nominee who is unable to stand for election will be voted for the substitute nominee.

How may I cast my advisory vote for the proposal to approve the Company’s executive compensation?

With respect to this proposal, you may:

•	vote FOR the approval, on an advisory basis, of the Company’s executive compensation;

•	vote AGAINST the approval, on an advisory basis, of the Company’s executive compensation; or

•	ABSTAIN from voting on the proposal.

In accordance with applicable law, this vote is “advisory,” meaning it will serve as a recommendation to the Board, but will not be binding. The Compensation Committee will carefully consider the outcome of this vote when determining future executive compensation arrangements. Abstentions and broker non-votes will not count as votes cast.

How may I vote for the proposal to ratify the appointment of our independent registered public accounting firm, and how many votes must this proposal receive to pass?

With respect to this proposal, you may:

•	vote FOR the ratification of the accounting firm;

•	vote AGAINST the ratification of the accounting firm; or

•	ABSTAIN from voting on the proposal.

In order to pass, the proposal must receive the affirmative vote of a majority of the votes cast at the Annual Meeting by the holders who are present in person or by proxy. Abstentions will not count as votes cast.

What happens if I sign and return my proxy card but do not provide voting instructions?

If you return a signed card but do not provide voting instructions, your shares will be voted as follows:

1.	FOR the twelve director nominees;

2.	FOR the approval, on an advisory basis, of the Company’s executive compensation; and

3.	FOR the ratification of the appointment of our independent registered public accounting firm.

Will my shares be voted if I do not vote by using the Internet, telephone or by signing and returning my proxy card?

If you do not vote by using the Internet, telephone or (if you received a proxy card by mail) by signing and returning your proxy card, then your shares will not be voted and will not count in deciding the matters presented for stockholder consideration at the Annual Meeting.

If your shares are held in street name through a bank or broker, your bank or broker may vote your shares under certain limited circumstances if you do not provide voting instructions before the Annual Meeting, in accordance with the NYSE rules that govern banks and brokers. These circumstances include voting your shares on “routine matters,” such as the ratification of the appointment of our independent registered public accountants described in this proxy statement. With respect to the proposal to ratify the appointment of our independent registered public accounting firm, therefore, if you do not vote your shares, your bank or broker may vote your shares on your behalf or leave your shares unvoted.

The election of directors and approval, on an advisory basis, of the Company’s executive compensation are not considered routine matters under the NYSE rules relating to voting by banks and brokers. When a proposal is not a routine matter and the brokerage firm has not received voting instructions from the beneficial owner of the shares with respect to that proposal, the brokerage firm cannot vote the shares on that proposal. This is called a “broker non-vote.” Broker non-votes that are represented at the Annual Meeting will be counted for purposes of establishing a quorum, but not for determining the number of shares voted for or against the non-routine matter.

We encourage you to provide instructions to your bank or brokerage firm by voting your proxy. This action ensures your shares will be voted at the meeting in accordance with your wishes.

What is the vote required for each proposal to pass, and what is the effect of abstentions or withheld votes and uninstructed shares on the proposals?

Our Bylaws provide for the election of directors by an affirmative majority of the votes cast in an uncontested election. This means that the twelve individuals nominated for election to the board of directors must receive more votes “FOR” than “AGAINST” (among votes properly cast in person, electronically or by proxy) to be elected. Abstentions and broker non-votes are not considered votes cast for the foregoing purpose, and will have no effect on the election of nominees. If the election of directors is not an uncontested election then the directors are elected by a plurality of the votes cast.

For each other proposal to pass in accordance with our Bylaws, the proposal must receive the affirmative vote of a majority of the votes cast in person, electronically or by proxy at the Annual Meeting. Abstentions and broker non-votes are not counted as votes cast. The following table summarizes the Board’s recommendation on each proposal and the vote required for each proposal to pass.

Proposal Number	Item	Board Voting Recommendation	Votes Required for Approval

1	Election of Directors	FOR ALL	The twelve nominees who receive a majority of FOR votes properly cast in person, electronically or by proxy and entitled to vote will be elected

2	Advisory vote to approve the Company’s executive compensation, commonly referred to as a “say on pay” vote	FOR	Majority of the votes cast by the holders of shares present in person, electronically or by proxy and entitled to vote

3	Ratification of independent registered public accounting firm	FOR	Majority of the votes cast by the holders of shares present in person, electronically or by proxy and entitled to vote

What do I need to show to attend the Annual Meeting in person?

You will need proof of your share ownership (such as a recent brokerage statement or letter from your broker showing that you owned shares of the Company’s common stock as of March 3, 2017 if you hold your shares through a broker) and a form of government-issued photo identification. If you do not have proof of ownership and valid photo identification, you may not be admitted to the Annual Meeting. No cameras, cell phones, smart phones, laptops, tablets, or recording equipment are permitted in the meeting room. In addition, large bags, backpacks, briefcases, and similar items are not permitted in the meeting room.

Who bears the cost of the proxy materials?

The Company pays for preparing, printing and mailing this proxy statement and the annual report. Officers and employees of the Company may solicit the return of proxies, but will not receive additional compensation for those efforts. The Company will request that brokers, banks, custodians, nominees and other fiduciaries send proxy materials to all beneficial owners and upon request will reimburse them for their expenses. Solicitation may be made by mail, telephone or other means.

Can I receive future proxy materials and annual reports electronically?

Yes. Instead of receiving future paper copies in the mail, you can elect to receive our future annual reports and proxy materials electronically. Opting to receive your proxy materials electronically will save us the cost of producing and mailing documents to your home or business, and will reduce the environmental impact of our annual meetings.

If you are a stockholder of record and wish to enroll in the electronic proxy delivery service for future meetings, you may do so by going to the website provided on your proxy card and following the prompts.

OTHER BUSINESS

The Board is not aware of any other matters to be presented at the Annual Meeting. If any other matter proper for action at the meeting should be presented, the holders of the accompanying proxy will vote the shares represented by the proxy on such matter in accordance with their best judgment. If any matter not proper for action at the meeting should be presented, the holders of the proxy will vote against consideration of the matter or the proposed action.

2018 ANNUAL MEETING AND STOCKHOLDER PROPOSALS

The Company will review for inclusion in next year’s proxy statement stockholder proposals submitted pursuant to SEC Rule 14a-8 that are received by November 7, 2017. In order for a stockholder proposal or director nomination to be considered for inclusion in our proxy materials for our annual meeting of stockholders, expected to be held in April 2018, the proposal or director nomination must be received by our Corporate Secretary, Citizens Financial Group, Inc., 600 Washington Boulevard, Stamford, Connecticut 06901, on or before the close of business on November 7, 2017, and must comply with the rules and regulations promulgated by the SEC. These stockholder notices also must comply with the requirements of our Bylaws and will not be effective otherwise.

Our Bylaws impose some procedural requirements on stockholders who wish to nominate directors, propose that a director be removed, propose any repeal or change in our Bylaws or propose any other business to be brought before an annual or special meeting of stockholders.

Under these procedural requirements, in order to bring a proposal before a meeting of stockholders, a stockholder must deliver timely notice of a proposal pertaining to a proper subject for presentation at the annual meeting to our Corporate Secretary.

To be timely, a stockholder’s notice for proposals outside of SEC Rule 14a-8 must be delivered to the Corporate Secretary at 600 Washington Boulevard, Stamford, Connecticut, 06901 not less than 120 days or more than 150 days prior to the first anniversary of the preceding year’s annual meeting. Therefore, to be presented at our annual meeting of stockholders to be held in 2018, such a proposal must be received on or after November 29, 2017, but not later than December 28, 2017. In the event that the date of the annual meeting of stockholders to be held in 2017 is advanced by more than 30 days or delayed by more than 70 days from the anniversary date of this year’s annual meeting of stockholders, such notice by the stockholder must be so received no earlier than 120 days prior to the annual meeting of stockholders to be held in 2018 and not later than 70 days prior to such annual meeting of stockholders to be held in 2018 or 10 days following the day on which public announcement of the date of such annual meeting is first made.

A stockholder’s notice to the Corporate Secretary shall set forth (i) as to each person whom the stockholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934 (as amended, together with the rules and regulations promulgated thereunder, the “Exchange Act”) including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected, (ii) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the Bylaws, the text of the proposed amendment), the reasons for conducting such business and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made and (iii) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the proposal is made:

•	the name and address of such stockholder (as they appear on the Company’s books) and any such beneficial owner;

•	the number of shares of capital stock of the Company that are held of record or are beneficially owned by such stockholder and by any such beneficial owner;

•	a description of any agreement, arrangement or understanding between or among such stockholder and any such beneficial owner, any of their respective affiliates or associates, and any other person or persons (including their names) in connection with the proposal of such nomination or other business;

•	a description of any agreement, arrangement or understanding (including, regardless of the form of settlement, any derivative, long or short positions, profit interests, forwards, futures, swaps, options, warrants, convertible securities, stock appreciation or similar rights, hedging transactions and borrowed or loaned shares) that has been entered into by or on behalf of, or any other agreement, arrangement or understanding that has been made, the effect or intent of which is to create or mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such stockholder or any such beneficial owner or any such nominee with respect to the Company’s securities;

•	a representation that the stockholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to bring such nomination or other business before the meeting;

•	a representation as to whether such stockholder or any such beneficial owner intends or is part of a group that intends to (i) deliver a proxy statement and/or form of proxy to holders of at least the percentage of the voting power of the Company’s outstanding capital stock required to approve or adopt the proposal or to elect each such nominee and/or (ii) otherwise to solicit proxies from stockholders in support of such proposal or nomination;

•	any other information relating to such stockholder, beneficial owner, if any, or director nominee or proposed business that would be required to be disclosed in a proxy statement or other filing required to be made in connection with the solicitation of proxies in support of such nominee or proposal pursuant to Section 14 of the Exchange Act; and

•	such other information relating to any proposed item of business as the Company may reasonably require to determine whether such proposed item of business is a proper matter for stockholder action.

ANNUAL REPORT FOR 2016

The fiscal 2016 Annual Report to Stockholders is being mailed with this proxy statement to those stockholders that received a copy of the proxy materials in the mail. Stockholders that received the Notice of Internet Availability of Proxy Materials can access this proxy statement and our fiscal 2016 Annual Report at www.edocumentview.com/CFG. Requests for copies of our Annual Report to Stockholders may also be directed to Investor Relations, Citizens Financial Group, Inc., 600 Washington Boulevard, Stamford, Connecticut 06901.

HOUSEHOLDING OF ANNUAL DISCLOSURE DOCUMENTS

In some cases, stockholders holding their shares in a brokerage or bank account who share the same surname and address and have not given contrary instructions are receiving only one copy of our annual report and this proxy statement. This reduces the volume of duplicate information received at your household and helps to reduce costs. If you would like to have additional copies of these documents mailed to you, please call or write to Investor Relations at (203) 900-6854 or 600 Washington Boulevard, Stamford, Connecticut 06901. If you want to receive separate copies of the proxy statement, annual report to stockholders or Notice of Internet Availability of Proxy Materials in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker or other nominee record holder.

BY ORDER OF THE BOARD OF DIRECTORS

Robin S. Elkowitz
Executive Vice President, Deputy General Counsel and Secretary

Stamford, Connecticut

March 7, 2017

IMPORTANT ANNUAL MEETING INFORMATION 000004
ENDORSEMENT_LINE SACKPACK
C123456789
000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext
MR A SAMPLE
DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6
Using a black ink pen, mark your votes with an X as shown in X this example. Please do not write outside the designated areas.
Annual Meeting Proxy Card
q PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q
A Proposals — The Board of Directors recommends a vote FOR all nominees in Proposal 1 and FOR Proposals 2 and 3.
1. Election of Directors:
For Against Abstain For Against Abstain For Against Abstain B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below
Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.
Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box.
01—Bruce Van Saun 02—Mark Casady 03—Christine M. Cumming
04—Anthony Di lorio 05—William P. Hankowsky 06—Howard W. Hanna III
07—Leo I. (“Lee”) Higdon 08—Charles J. (“Bud”) Koch 09—Arthur F. Ryan
10—Shivan S. Subramaniam 11—Wendy A. Watson 12—Marita Zuraitis
For Against Abstain For Against Abstain
2. Advisory vote on executive compensation. 3. Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2017.
C 1234567890 J N T MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE
140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND
MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND
1UPX 3182971 MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND
02J98D

Citizens Financial Group, Inc. 2017 Annual Meeting of Stockholders April 27, 2017, at 9:00 a.m. Eastern Time.
One Citizens Plaza, Providence, Rhode Island 02903.
q PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q
Proxy – Citizens Financial Group, Inc.
Notice of 2017 Annual Meeting of Shareholders
Proxy Solicited by Board of Directors for Annual Meeting – April 27, 2017
Bruce Van Saun, Stephen T. Gannon and Robin S. Elkowitz or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Citizens Financial Group, Inc. to be held on April 27, 2017 at 9:00 a.m. Eastern Time, at One Citizens Plaza, Providence, Rhode Island 02903 or at any postponement or adjournment thereof.
Shares represented by this proxy will be voted as specified by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR all nominees in Proposal 1 and FOR Proposals 2 and 3.
In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.
(Items to be voted appear on reverse side.)
C Non-Voting Items
Change of Address — Please print your new address below. Comments — Please print your comments below.
Meeting Attendance
Mark the box to the right if you plan to attend the Annual Meeting.
IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A—C ON BOTH SIDES OF THIS CARD.